UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FARMERS & MERCHANTS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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March 17, 2015

Dear Fellow Shareholders:

I am pleased to invite you to attend the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. The meeting will be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 16, 2015 at 7:00 P.M. (local time). The sit down dinner will start at 6:00 P.M.

The Board is requesting shareholder approval of two items in addition to the election of directors. The Board has proposed the adoption by shareholders of the 2015 Long-Term Stock Incentive Plan in order to replace the similar plan adopted by shareholders in 2005 which is set to expire on April 23, 2015, as discussed more thoroughly in Proposal Two in the attached Proxy Statement. In addition, the Board is also recommending the adoption of the non-binding advisory proposal on the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, as discussed in Proposal Three.

Your vote is important no matter how many shares you own. I encourage you to read the proxy statement carefully and then to vote your shares. If you choose not to attend the Annual Meeting of Shareholders, you may vote by mail by signing, dating and returning the proxy card in the accompanying envelope. If you hold shares of Farmers & Merchants Bancorp, Inc. common stock directly in your name, you may also vote over the internet or by telephone. Internet and telephone voting instructions are printed on the proxy card sent to you.

If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy. In that case, your vote at the meeting would supersede your proxy.

We look forward to seeing you at the meeting.

Sincerely,

Paul S. Siebenmorgen, President and CEO Farmers & Merchants Bancorp, Inc.

P.O. Box 216         307 North Defiance St.,        Archbold, OH 43502         Phone (419) 446-2501

FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance St.

Archbold, Ohio 43502

(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

April 16, 2015

To Our Shareholders:

Notice Is Hereby Given that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), will be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 16, 2015 at 7:00 P.M. (local time), for the following purposes:

1.	Election of Directors - To elect the following twelve (12) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2016:

Eugene N. Burkholder	Marcia S. Latta	Paul S. Siebenmorgen
Steven A. Everhart	Steven J. Planson	Steven J. Wyse
Darryl L. Faye	Anthony J. Rupp
Jo Ellen Hornish	James C. Saneholtz
Jack C. Johnson	Kevin J. Sauder

2.	To adopt a Long Term Incentive Plan (to replace the 2005 Long-Term Stock Incentive Plan, which is expiring by its terms) – The Board of Directors has adopted and recommends to the shareholders approval and adoption of the 2015 Farmers & Merchants Long-Term Stock Incentive Plan that will allow the Company to continue to issue stock options, restricted stock and additional stock related compensation to its officers, employees and directors in an attempt to tie the compensation of such persons to the long term performance of the Company.

3.	An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.

4.	Other Business - To transact any other business which may properly come before the meeting or any adjournment of it.

The Board of Directors has fixed the close of business on March 3, 2015 as the record date for determination of shareholders who are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 17, 2015

If the enclosed proxy statement and annual report are being delivered to two or more security holders who share the same address, and the security holders sharing the same address each desires to receive a proxy statement and annual report, or if there is more than one copy of the proxy statement and annual report being delivered to security holders who share the same address, and it is preferred to receive a single copy of such proxy statement and annual report, please notify Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc. This request should be in writing addressed to Ms. Huber at Farmers & Merchants Bancorp, Inc., 307 North Defiance St., Archbold, Ohio 43502. If you have questions, please contact Ms. Huber by telephone at 419-446-2501.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDERS MEETING TO BE HELD ON APRIL 16, 2015

The proxy statement and annual report to security holders are available at:

http://www.fm-bank.com/proxy(FMAO)fm2014/fm_info.cfm

The following items are available at the specified web site:

•	The proxy statement being issued in connection with the 2015 Annual Meeting of Shareholders;

•	The Company’s 2014 Annual Report to Shareholders;

•	The form of proxy for use in connection with the 2015 Annual Meeting of Shareholders; and

•	The Company’s 2014 10-K Report.

Your vote is important. Even if you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope or follow the voting instructions for internet or telephone voting enclosed if you are a shareholder of record.

New York Stock Exchange and SEC rules govern how shares held in brokerage accounts may be discretionarily voted by brokers in director elections and other matters. If you do not direct your broker on how to vote your shares on proposals one through three, your brokerage firm may not vote them for you, and your shares will remain un-voted.

Therefore, if you hold shares in one or more brokerage accounts, it is very important that you direct your broker on how to vote your shares for all proposals including the election of directors.

A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP’s program.

You have the right to revoke your proxy and vote in person at the meeting if you so choose. Please contact Ms. Lydia A. Huber, Secretary of the Company at (419) 446-2501 if you would like information on how to obtain directions to be able to attend the meeting, and vote in person or if you have any additional questions.

The Proxy Statement, proxy card and Farmers & Merchants Bancorp, Inc. 2014 Annual Report will be mailed to shareholders commencing on or about March 17, 2015.

FARMERS & MERCHANTS BANCORP, INC.

Proxy Statement

for

Annual Meeting of Shareholders

April 16, 2015

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation (“Company”), to be used at the Annual Meeting of Shareholders of the Company, to be held at Founders Hall, located at Sauder Village, State Route 2, Archbold, Ohio 43502 on Thursday, April 16, 2015 at 7:00 P.M. (local time), and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

General Information about the Meeting and Voting Securities and Procedures

Who may vote at the meeting?

The Board of Directors has fixed the close of business on March 3, 2015 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting. Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name; and

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The Company’s Code of Regulations generally provides that shareholders present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. On the record date there were 4,627,338 shares of the Company’s common stock, without par value (“Common Stock”) outstanding, of which 33,390 shares are subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 4,627,338 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What proposals will be voted on at the meeting?

There are three proposals scheduled to be voted on at the meeting which include the election of directors of the Company, the adoption of a Long-Term Stock Incentive Plan of the Company and an advisory vote on the selection of our independent registered accounting firm.

With respect specifically to Proposal Two, the Board of Directors has adopted and recommends to the shareholders, approval and adoption of the 2015 Farmers & Merchants Long-Term Stock Incentive Plan that will allow the Company to continue to issue stock options, restricted stock and additional stock related compensation to its officers, employees and directors in an attempt to tie the compensation of such persons to the long term performance of the Company. As discussed more thoroughly below, the Plan is intended to replace the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”), which will expire by its terms on April 23, 2015, which date is ten years after the adoption of the 2005 Plan by the Company’s shareholders at the 2005 Annual Meeting. The 2015 Long-Term Incentive Plan expands the potential recipients from the 2005 Plan to provide that stock awards also may be issued to directors of the Company, the Bank or any other Subsidiaries. The Board believes the 2015 Long-Term Stock Incentive Plan will continue to be an integral part of its compensation programs and strategies and that it provides the Company the flexibility to implement competitive compensation programs to effectively recruit, motivate and retain the quality of employees and Directors that are key to the achievement of the Company’s success.

Who is requesting my vote?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail. Please mail your completed proxy in the envelope included with these proxy materials. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts, but will be reimbursed for out-of-pocket expenses. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Company.

How many votes are required to approve each proposal?

Proposal One:

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 12 nominees who receive the largest number of “FOR” votes cast will be elected as directors. Many of the Company’s shareholders hold their shares in “street name” - in the name of a brokerage firm. If you hold your shares in “street name,” please note that your brokerage firm can no longer vote them for you in the absence of your instructions with respect to the election of directors. As a result, unless you direct your broker on how to vote your shares with respect to all proposals, at the Annual Meeting, your shares will remain un-voted pursuant to NYSE Rule 452. The Board of Directors urges you to read the Proxy statement carefully and then vote your shares for the Annual Meeting.

The laws of Ohio, under which the Company is incorporated, and the Company’s Articles of Incorporation provide that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that he desires that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses in voting for directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Company of their desire to implement cumulative voting at the Annual Meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

Proposal Two:

To adopt a Long-Term Stock Incentive Plan that will replace the 2005 Long-Term Stock Incentive Plan, which is expiring by its terms.

An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Two are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal. A majority of the votes cast at the meeting is necessary to approve the 2015 Long-Term Stock Incentive Plan.

Proposal Two, gives you, as a shareholder, the opportunity to endorse or not endorse the Company’s Long Term Incentive Plan.

A shareholder may:

•	Vote “FOR” the proposal

•	Vote “AGAINST” the proposal

•	Abstain from voting on the proposal

Proposal Three:

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Three, a non-binding advisory vote on the appointment of the independent registered public accounting firm. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

Proposal Three, gives you, as a shareholder, the opportunity to endorse or not endorse the Company’s appointment of the independent registered public accounting firm.

A shareholder may:

•	Vote “FOR” the proposal

•	Vote “AGAINST” the proposal

•	Abstain from voting on the proposal

How are shares voted?

If the accompanying proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein, FOR the approval of the 2015 Long-Term Incentive Plan, and FOR the ratification of the Company’s independent registered public accounting firm. Your shares will also be voted in the discretion of the proxy committee on any other business properly brought forth at the Annual Meeting

If your shares are held by a broker, your broker is not permitted to discretionarily vote on your behalf in the absence of voting instructions from you for either Proposals One or Two. For your vote to be counted in the election of directors and with respect to the adoption of the 2015 Long-Term Incentive Plan, you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” all of the director nominees listed in Proposal One. The Board also recommends that you vote “FOR” Proposal Two and “FOR” Proposal Three. In the absence of instruction, the proxy will be voted “FOR” the election of the management director nominees listed in the Proxy Statement, “FOR” Proposal Two, and “FOR” Proposal Three, and in the discretion of the proxy committee for any other business that properly comes before the meeting.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in “street name”, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy as follows:

•	By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•	By Phone – You may vote by phone by calling 1-800-652-VOTE (8683) and following the instructions given.

•	By Internet – You may vote by internet by going to the following web site, following the instructions given and entering the requested information on your computer screen: https://www.investorvote.com/FMAO.

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law.

For shares held in “street name”, you should follow the voting instructions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet. If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares in regard to the election of directors.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by mail, phone or internet so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.

•	If you hold your shares in “street name”, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the proxy (for record holders) or proof of beneficial ownership (for “street name” holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting.

What does it mean if I receive more than one proxy?

It likely means you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy.

May I change my vote?

Yes. The proxy may be revoked at any time before it is voted by written notice to the Company prior to the start of the meeting, and any shareholder attending the meeting may vote in person whether or not he has previously submitted a proxy.

When will the proxy and annual report be mailed to shareholders?

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Company’s shareholders on or about March 17, 2015.

How may I view the proxy and annual report electronically?

You may access the reports by going to our website at the following address:

http://www.fm-bank.com/proxy(FMAO)fm2014/fm_info.cfm

How Many Shares are Owned by Directors and Executive Officers?

All directors and executive officers of the Company as a group (comprised of 16 individuals), beneficially held 261,442 shares of the Company’s common stock as of January 23, 2015, representing 5.65% of the outstanding common stock of the Company.

PROPOSAL ONE

Election of Directors and Information Concerning Directors and Officers

The Code of Regulations of Farmers & Merchants Bancorp, Inc. provides that the number of directors to be elected at the Shareholder Meeting will be determined by the vote of the shareholders, but shall not be less than nine or greater than twenty. Currently, the number of directors is set at twelve. Set forth below, as of the record date, is information concerning the nominees for the election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Company’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of shareholders in 2016:

			Year First
		Principal Occupation or	Became
Name	Age	Employment for Past Five Years	Director
Eugene N. Burkholder	62	President, Falor Farm Center, Inc.	2012

Steven A. Everhart	60	Self Employed	2003

Darryl L. Faye	69	Retired CFO in Healthcare Industry	2012

Jo Ellen Hornish	60	CEO Hornish Bros, Inc. / Fountain City
		Leasing, Inc. / Advantage Powder Coating, Inc.	2013

Jack C. Johnson	62	President, Hawk’s Clothing, Inc.	1991

Dr. Marcia S. Latta	53	Vice President / Division of University	2009
		Advancement / University of Findlay

Steven J. Planson	55	President, Planson Farms, Inc.	2008

Anthony J. Rupp	65	President, Rupp Furniture Co.	2000

James C. Saneholtz	68	President, Saneholtz-McKarns, Inc.	1995

Kevin J. Sauder	54	President, Chief Executive Officer, Sauder Woodworking Co.	2004

Paul S. Siebenmorgen	65	President and CEO of the Corporation and The Farmers & Merchants State Bank	2005

Steven J. Wyse	70	Private Investor	1991

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company’s Code of Regulations, the twelve nominees receiving the greatest number of votes will be elected as directors. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.

Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted in favor of each nominee for election to the Board of Directors unless otherwise instructed by the shareholder. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 12 nominees who receive the largest number of “FOR” votes cast will be elected as directors. Abstentions from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO SHAREHOLDERS THE ELECTION OF THE ABOVE-LISTED PERSONS AS DIRECTORS FOR THE COMPANY.

The following table sets forth certain information with respect to the executive officers of the Company and the Bank:

		Officer	Positions and Offices Held With Company and the
Name	Age	Since	Bank & Principal Occupation Held Past Five Years
Paul S. Siebenmorgen	65	2004	President and CEO (“PEO”)(1)

Barbara J. Britenriker	53	1992	Executive Vice President and Chief Financial Officer (“PFO”)(1)

Todd A. Graham	64	2008	Executive Vice President & Chief Lending Officer

Edward A. Leininger	58	1981	Executive Vice President and Chief Operating Officer

Rex D. Rice	56	1984	Executive Vice President and Senior Commercial Banking Director

(1) The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned at March 3, 2015 by each director and nominee, and all directors and executive officers as a group. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns more than five percent of the Company’s common stock.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned		Percent of Total
Directors:
Eugene N. Burkholder	10,954	(1)	0.24%
Steven A. Everhart	11,053	(2)	0.24%
Darryl L. Faye	1,200	(3)	0.03%
Jo Ellen Hornish	1,400	(4)	0.03%
Jack C. Johnson	1,626		0.04%
Marcia S. Latta	1,441		0.03%
Steven J. Planson	5,635	(5)	0.12%
Anthony J. Rupp	15,993	(6)	0.35%
James C. Saneholtz	6,900		0.15%
Kevin J. Sauder	4,910	(7)	0.11%
Paul S. Siebenmorgen	25,406	(8)	0.55%
Steven J. Wyse	131,392	(9)	2.84%
Executive Officers (other than Mr. Siebenmorgen who is noted above):
Barbara J. Britenriker	6,219	(10)	0.13%
Todd A. Graham	1,925	(11)	0.04%
Edward A. Leininger	28,635	(12)	0.62%
Rex D. Rice	6,753	(13)	0.15%
Directors and Executive Officers as a Group (16 persons)	261,442		5.65%

(1)	Includes shares of common stock owned by Mr. Burkholder’s spouse in trust of which he is the trustee, and shares of common stock held in his individual trust.
(2)	Includes 11,053 shares of common stock owned jointly with Mr. Everhart’s spouse.
(3)	Includes shares of common stock owned jointly with Mr. Faye’s spouse.
(4)	Includes 1,400 shares of common stock owned jointly with Ms. Hornish’s spouse.
(5)	Includes 1,455 shares of common stock owned jointly with Mr. Planson’s spouse, 2,267 shares of common stock held in his individual trust, 1,350 shares of common stock owned individually by Mr. Planson, and 563 shares of common stock owned individually by Mr. Planson’s spouse.
(6)	Includes 7,900 shares of common stock owned individually by Mr. Rupp’s spouse.
(7)	Includes 2,455 shares of common stock owned by Mr. Sauder’s spouse in trust.
(8)	Includes 8,051 shares of common stock owned jointly by Mr. Siebenmorgen with his spouse, 3,700 shares owned by a church of which Mr. Siebenmorgen serves on the endowment committee (of which Mr. Siebenmorgen disclaims beneficial ownership), and 3,100 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 1,000 shares which will vest on 8/17/15, 1,000 shares which will vest on 8/16/16, and 1,100 shares which will vest on 8/15/17, 2017.
(9)	Includes 62,247 shares of common stock owned by Mr. Wyse’s spouse in trust and 8,497 shares of common stock owned in trusts of which Mr. Wyse is co-trustee, and 60,648 shares held by his individual trust.
(10)	Includes 4,719 shares of common stock owned jointly with Ms. Britenriker’s spouse and 1,500 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/17/15, 500 shares which will vest on 8/16/16, and 500 shares which will vest on 8/17/17.
(11)	Includes 425 shares of common stock owned jointly with Mr. Graham’s spouse and 1,500 shares representing restricted stock awards pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/17/15, 500 shares which will vest on 8/16/16, and 500 shares which will vest on 8/15/17.
(12)	Includes 7,695 shares of common stock owned jointly with Mr. Leininger’s spouse, 19,440 shares for which he has Power of Attorney, and 1,500 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/17/15, 500 shares which will vest on 8/16/16, and 500 shares which will vest on 8/15/17.
(13)	Includes 5,233 shares of common stock owned jointly with Mr. Rice’s spouse and 1520 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 500 shares which will vest on 8/17/15, 500 shares which will vest on 8/16/16, and 520 shares which will vest on 8/15/17.

Committees of the Board of Directors

The following table summarizes the membership of the Board of Directors as of December 31, 2014 and each of its committees, and the number of times each met during 2014.

	Board	Audit Committee	Compensation Committee	Governance And Nominating Committee

Eugene N. Burkholder	Member
Steven A. Everhart	Member	Chair	Member
Darryl L. Faye	Member	Member
Jo Ellen Hornish(1)	Member	Member
Jack C. Johnson	Chair		Member	Member
Marcia S. Latta	Member			Chair
Steven J. Planson	Member	Member
Anthony J. Rupp	Member			Member
James C. Saneholtz	Member	Member
Kevin J. Sauder	Member		Chair
Paul S. Siebenmorgen	Member
Steven J. Wyse	Vice Chairman		Member	Member
Number of Meetings in 2014	9	9	4	3

The directors of Farmers & Merchants Bancorp, Inc. are also the directors of The Farmers & Merchants State Bank. The Company’s Board of Directors met 9 times during 2014 whereas the Board of Directors of the Bank met 12 times in 2014.

During 2014, each director attended 75% or more of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Company and Farmers & Merchants State Bank, the primary operating subsidiary of the Company, except for Steven Wyse who attended approximately 69% of the Board and committee meetings that he was scheduled to attend.

The Compensation Committee is responsible for establishing salary levels and benefits for its executive officers. In determining the compensation of the executive officers of the Company’s subsidiary, the subsidiary has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

The Company has a Corporate Governance and Nominating Committee, which is responsible for recommendations to the full Board of Directors of candidates to serve as Director of the Company and the Bank, and to suggest any proposed amendments to the Company’s Articles of Incorporation, Code of Regulations and other corporate governance policies.

The Company also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A). The function of the Audit Committee is to review the adequacy of the Company’s system of internal controls, to investigate the scope and adequacy of the work of the Company’s independent public accountants and to recommend to the Board of Directors a firm of accountants to serve as the Company’s independent public accountants.

Corporate Governance

Starting in 2003, the Company reviewed its corporate governance policies as a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in an efficient and ethical manner.

In consideration of the size, complexity, and nature of the Company’s business, the Board of Directors and Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure. The Board Chairman is a non-employee, outside director who is not directly involved with the daily operations of the Company. Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction. The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests. Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors. The President and Chief Executive Officer is a bank insider providing management and leadership for ongoing operations of the Company who is also accountable to the Board of Directors. Succession plans exist for the Board Chairman and President and Chief Executive Officer, as well as Vice Chairman of the Board, Vice President of the Board and all the Executive Officers of the Bank.

Committee Charters and Board Independence

The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The members of each of these three committees are currently, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors are currently independent. In reviewing the independence of members, the Board of Directors took into account the transactions disclosed under the caption Director Independence and Related Party Transactions appearing in this proxy. In making this determination, the Board has concluded that a majority of the members of the Board have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Copies of the charters for each of these committees are available on the Bank’s website (www.fm-bank.com), and are available upon request from the Company. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”). The Code applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.

A copy of the Company’s Code is available on the website of the Bank (www.fm-bank.com). In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Ms. Lydia A. Huber, Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.

Nominations for Members of the Board of Directors

As noted above under “Corporate Governance”, the Company has a Corporate Governance and Nominating Committee. The current members of the committee all are “independent directors” (as defined by NASDAQ). The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders. The policy is posted on the Bank’s website for review by shareholders. As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nominations. Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives at the time a vacancy occurs on the Board or as anticipated retirement dates approach. In evaluating candidates, the committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, occupation, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. In addition, attributes such as place of residence and geographic markets represented, age, gender, involvement and visibility in the counties and communities represented by the Company’s current and future geographic footprint, and relationships with the Company and the Bank are given consideration. Other than the foregoing, there are no stated minimum criteria for nominees, although the committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of an individual’s business and civic experience in leadership positions, as well as their ties to the Farmers & Merchants Bancorp, Inc.’s markets. The Board of Directors completed a Board Performance Survey. Consideration was given to the number of directors, each director’s attendance at board meetings and committee meetings, as well as anticipated retirement dates and other events that might affect a director’s continued service. Based on Board Performance Survey results, all current directors were deemed eligible for nomination in the ensuing year.

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Farmers & Merchants Bancorp, Inc.’s markets. Board members are individuals with leadership skills, extensive knowledge, and proven experience who reside in, serve and represent the Company’s geographic footprint throughout the counties and communities served, as well as the broader region. Current board representation provides a background in accounting, auditing, agriculture, construction, finance, fund raising, manufacturing, retail, commercial, and education. The expertise of these individuals covers accounting and financial reporting, corporate management and leadership, professional development, strategic planning, business acquisitions, marketing, human resources and employee relations, retail sales, small business operations, and family farm operations. In addition, gender and generational attributes further broaden the diversity of the full Board of Directors. What follows is a brief description of the particular experience and qualifications of each member of the Company’s Board of Directors.

Eugene N. Burkholder

•	Mr. Burkholder owns and manages Falor Farm Center, Inc., a large, independent agricultural retail fertilizer, chemical and seed company. His involvement with Falor Farm Center, Inc. spans over 35 years. He is part owner and member of Black Swamp Equipment, LLC, Burkholder Farms, LLC, and owner of JRBC Properties, LLC. He is also a cash grain farmer. Through his business relationships, he is knowledgeable of the markets covering Fulton, Defiance, Lucas, Henry, and Wood Counties in Ohio and Lenawee County, Michigan. These are the same areas where the Company’s potential customer base is growing and expanding. His induction into the Fulton County Agricultural Hall of Fame in 2011 attests to the depth of his agricultural involvement. He is a current member of the Fulton County Agricultural Society and Ohio Agricultural Business Association.

With his involvement in multiple companies, he also brings an understanding of the concerns and operations of small business. He is a current member of NFIB (National Federation of Independent Businesses), the Ohio Chamber of Commerce and also serves on the Pike-Delta-York School’s Financial Advisory Board. Mr. Burkholder chairs the Enterprise Risk Management Committee.

Mr. Burkholder is familiar with the workings of the Bank as he previously served on the Bank’s Delta Advisory Board. He graduated from Ohio State University with a Bachelor of Science in Agronomy specializing in soil fertility. A graduate of Wauseon High School, he previously worked for Fulton County Soil & Water Conservation Society and taught Vocational Agriculture at Stryker Local Schools in Stryker, Ohio.

Steven A. Everhart

•	Mr. Everhart is the Board of Directors’ designated financial expert providing financial expertise to the board structure. A Certified Public Accountant, Mr. Everhart worked for Ernst & Young, a large international accounting firm. His experience in public accounting included external bank audits and involvement with large corporate mergers and acquisitions. Currently, Mr. Everhart has a consulting business focused on business development and accounting services. He was the long-time Secretary/Treasurer and board member of a multi-state construction group that specialized in highway contracting, bridge building, steel erection, commercial and industrial construction, as well as environmental remediation. His professional duties included all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements. He brings extensive accounting and financial expertise with a sound understanding of accounting principles and practices; experience in preparing, analyzing, and evaluating financial statements; knowledge of internal controls and procedures for financial reporting; as well as insight on audit committee functions. Mr. Everhart is Chairman of the Audit Committee, a member of the Compensation Committee and the Enterprise Risk Management Committee.

A graduate of the University of Cincinnati with a Bachelor of Arts degree in Business Administration, Mr. Everhart is a long-term resident of Northwest Ohio. His current memberships include the Construction Financial Management Association and the Ohio Society of Certified Public Accountants.

Darryl L. Faye

•	Recently retired from Cameron Memorial Hospital in Angola, Indiana, where he served as Chief Financial Officer since 2006, Mr. Faye had responsibilities for all financial reporting, budgets, strategic planning, audits, accounting, bond issuance, credit and collections, and Business Office functions. He also served on the Board of the Cameron Hospital Foundation. He has worked in healthcare for over 40 years, including serving as Corporate Controller for the twenty-one hospitals of the Shriners Hospitals for Crippled Children system, which included asset management of donated and willed properties; involving farms and related mineral rights, as well as other real estate. His healthcare financial experience also included positions at Northwestern Memorial and Michael Reese Hospitals and several other for-profit and non-profit hospitals in the Chicago area. Relocating from Chicago to central Illinois, he was the Vice President of Finance at Iroquois Memorial Hospital in Watseka, Illinois for 14 years. While in that capacity, he also served on the Boards of the Iroquois Development Association and the Iroquois County Historical Society and was the Finance Officer of the local American Legion Post. Due to his involvement in the healthcare industry, Mr. Faye can offer guidance on healthcare-related matters and brings financial and accounting expertise to the Board. He serves as a member of the Audit Committee.

Mr. Faye proudly served in the US Army, spending time in Vietnam where he earned a Bronze Star as a combat infantryman in the First Infantry Division. After completing part-time studies at Northwestern and Loyola Universities in Chicago, he completed his Bachelor of Arts degree in Business Administration at Lewis University, a Catholic liberal arts college in Romeoville, Illinois. He was a Board Member for Junior Achievement serving primarily in a fund-raising capacity for Steuben County, Indiana. While living in Chicago, he was a volunteer head coach of a junior high basketball program for 14 years. While living in Iroquois County, Illinois, he continued coaching basketball, this time at the high school level.

Jo Ellen Hornish

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Ms. Hornish is the President and CEO of several Defiance area companies. She oversees the day-to-day strategic and financial operations of Hornish Bros., Inc., Fountain City Leasing, Inc., Advantage Powder Coating, Inc., OneSource Diversified Services, Ltd., and Hornish Properties, LLC. Hornish Bros., Inc. is a trucking company purchased in 1984 which has common and contract authority in 48 states and Canada. It has been recognized as an eight-time General Motors Worldwide Supplier of the Year. Fountain City

Leasing, Inc. is a privately-owned business with over 120 trucks and 600 trailers leased to Hornish Bros., Inc. and employs over 115 drivers, office, and shop employees. Advantage Powder Coating, Inc. was formed to powder coat iron castings for the automotive community, with a line capacity to process over 100,000 pounds of castings per hour. Advantage Powder Coating, Inc. has expanded its services to include impregnation, feddling, inspection, and other foundry related services. OneSource Diversified Services, Ltd. supplies rental properties and buildings for vendors providing services to automotive companies. Hornish Properties, LLC is a holding company for farmland and real estate. Due to her corporate leadership and involvement in the automotive and transportation industries, Ms. Hornish can provide guidance to the Board on corporate management and matters relating to the automotive industry and transportation industry. She currently serves on the Audit Committee.

Ms. Hornish is also a managing member of the Sam Hornish Jr. Foundation and is responsible for gifting which includes many local and national charities. Area recipients include the Sam Hornish Family Heart Center at Defiance Regional Hospital, the Defiance Senior Center, Defiance Christmas for Kids, Sam Hornish Family Youth Lounge at the Defiance YMCA, Sam Hornish Family Fitness Room at Tinora High School, Sam Hornish Family Chapel at the Defiance Hospice Center, and the Browning Masonic Community Alzheimer Unit at Waterville. National charities include Feed the Children, Wounded Warrior Project, USO, St. Jude Children’s Research Hospital, and the Shriners Hospital for Children.

Born and raised in the Milwaukee, Wisconsin area, Ms. Hornish relocated to Northwest Ohio over 35 years ago. She currently resides near Defiance, Ohio Her memberships include the American Trucking Association, Ohio Trucking Association, and the Northern Ohio Minority Supplier Development Council.

Jack C. Johnson

•	Mr. Johnson has 39 years’ experience in running an independent retail clothing business. His background and experience encompasses the various aspects of running a small retail business including accounting principles and practices, purchasing, retail sales, marketing, human resource management, and taxes. He brings valuable insight regarding small retail business operations; retail marketing and sales of products and services to consumers; and consumer buying habits and trends during various economic cycles. Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Johnson served on the Bank’s Bryan Advisory Board. Mr. Johnson is Chairman of the Board of Directors and the Executive Committee and is a member of the Corporate Governance & Nominating Committee, the Compensation Committee, and the Enterprise Risk Management Committee.

Mr. Johnson graduated from Ohio State University with a Bachelor of Science degree in Business Administration specializing in marketing. A life-time resident of Williams County, Ohio, he is a member of the Bryan Chamber of Commerce and former board member representing the retail division. In addition, he is a member and former president of the Bryan Retail Merchants Association, a graduate of the Hagger Business School, a member of the Men’s Apparel Guild of California, and a member of the Action Sports Retailing Group. Annually, Mr. Johnson attends a trade show called Surf Expo which provides educational seminars offering guidance and advice on current retailing and marketing ideas. Recent seminars addressed secrets of successful retailers; tips, trends and techniques for the new era of merchandising; and effective email strategies for retailers. Mr. Johnson is a former member of The Doneger Group, a fashion merchandising and consulting group providing apparel retailers with merchandising information and trend analysis for the apparel market segments.

Marcia S. Latta

•	Dr. Marcia Latta serves as Vice President for Advancement at the University of Findlay where she oversees fundraising, alumni and parent relations, community outreach, and the nationally-known Mazza Museum. Prior executive experience includes serving as Vice President for Advancement at DePauw University where she organized and launched a $250 million campaign and more than doubled funds raised, and as the Bowling Green State University Foundation Vice President and Campaign Director for BGSU’s Building Dreams Centennial Campaign which resulted in nearly $150 million raised – the largest fundraising effort in Northwest Ohio history. Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. She began her career as a congressional aide on Capitol Hill and then did volunteer work in Costa Rica before beginning her work in advancement. In addition to higher education, Dr. Latta has worked in hospital philanthropy, marketing, and served as the founding president of the Bowling Green Community Foundation.

Dr. Latta is a former president of the Northwest Ohio chapter of Association of Fundraising Professionals, which named her its Outstanding Fundraising Executive. She holds a doctor of education degree in leadership and policy studies from BGSU and has completed Harvard University’s School of Education’s Management and Leadership in Education program. Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy. Dr. Latta chairs the Corporate Governance and Nominating Committee. She is active in many civic and professional organizations including the Toledo Zoo Board of Directors, Rotary International and the International Research & Exchange Board, among others. A former resident of Williams County, Ohio, she now resides in Wood County.

Steven J. Planson

•	Mr. Planson has successfully managed a large family farm corporation for over 25 years with a primary focus on grain production and processing tomatoes. In addition, he is involved with a family trucking operation. Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation. His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges to the farming industry. He also offers a valuable perspective on local and state government matters from his service as a Township Trustee. Mr. Planson is a member of the Director Loan Committee and the Audit Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the Bank’s Stryker Advisory Board. A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for the past 20 years. As a Township Trustee, he also served on the Springfield Township Zoning Board. He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years. A former board member of the Williams County Farm Bureau and former trustee of the Campbell Soup Tomato Growers Association, Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Chamber of Commerce, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library. In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation. The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Anthony J. Rupp

•	Mr. Rupp has served as President of a family-owned retail furniture business located in Archbold and Bryan, Ohio for over 40 years. He is responsible for the management and day-to-day operations of the business. His background and experience encompasses the various aspects of running a small business including accounting and finance; purchasing; retail sales and marketing; and human resource management. He offers a valuable perspective regarding small retail business operations; business finance; retail marketing and sales of products and services to consumers; economic trends; and consumer buying habits. Mr. Rupp is a member of the Corporate Governance & Nominating Committee, Executive Committee and the Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Rupp served on the Bank’s Archbold Advisory Board. He has Bachelor of Science degree in Business Administration. A long-term resident of Fulton County, Ohio, Mr. Rupp is a former elected member of the Archbold Village Council, a current member of the Archbold Area Chamber of Commerce, and a former board member and retail division vice president of the Archbold Area Chamber of Commerce. He is a member and past president of the Archbold Rotary Club.

James C. Saneholtz

•	Mr. Saneholtz has been a business entrepreneur for over 25 years owning and operating numerous convenience stores and gas stations located in the local market area, in addition to being a supplier of petroleum products throughout Northwest Ohio. Mr. Saneholtz also owns and manages commercial real estate. His small business ownership and management experience, as well as involvement in the petroleum industry assist him in providing insight on small business challenges; accounting; business finances; human resource management, and the burden of government oversight and regulatory reporting regarding environmental issues and clean air matters. With multiple locations of convenience stores and gas stations, Mr. Saneholtz has practical experience with establishing internal control processes. Mr. Saneholtz is Chairman of the Banking Building Committee and a member of the Director Loan Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Saneholtz served on the Bank’s Montpelier Advisory Board. A long-time resident of Williams County, Ohio, now residing in Steuben County, Indiana, Mr. Saneholtz is a past president of the Montpelier Rotary Club. He is a member of the Montpelier Chamber of Commerce, as well as the Chambers of Commerce in the various communities served by his convenience stores and gas stations. He is also a member of the Zenobia Shriners of Northwest Ohio. His company annually sponsors numerous youth leagues, including little league and softball, as well as bowling leagues in various communities.

Kevin J. Sauder

•	Mr. Sauder has served as President/Chief Executive Officer since 1999 of Sauder Woodworking Company, a large privately-held, family-run corporation. The corporation, which is North America’s largest manufacturer of ready-to-assemble furniture, employs over 2,400 employees. Through its subsidiaries, Sauder Woodworking Company imports ready-to-assemble furniture and traditional wood furniture from Asia and domestically manufactures contract seating for the worship, education, and health care markets. His extensive experience in executive management and corporate leadership enables him to provide knowledge and expertise to the board regarding corporate management; corporate finance; product sales and marketing; and human resource management. His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation and incentives; and shareholder relations. Mr. Sauder is Chairman of the Compensation Committee and a member of the Director Loan Committee and Executive Committee.

Mr. Sauder has a Master’s of Business Administration degree from Duke University. A long-term resident of Fulton County, Ohio, he is a member of the Archbold Rotary Club. Mr. Sauder is the Chairman of the American Home Furnishings Alliance industry association, Chairman of the Toledo Regional Autism Network, and a Trustee of the Promedica Health System.

Paul S. Siebenmorgen

•	Mr. Siebenmorgen has over 30 years of senior management experience in community banks based in Indiana and Ohio. He is a past recipient of the American Bankers Association Presidential Citation and has experience in managing bank mergers and acquisitions. With a Bachelor of Science and Master’s Degree from Indiana State University, he has graduated from numerous state and national banking schools. Mr. Siebenmorgen currently serves on the Ohio Bankers League Board of Directors as its past Chairman and also on the American Bankers Association Government Relations Council. He is a member of the Federal Reserve Bank of Cleveland, Community Depository Advisory Council. He is member of the Risk Management Association, a professional association that helps members identify and manage the impacts of credit risk, operational risk, and market risk on their businesses and customers. His extensive knowledge and long-term experience in banking provide a deep understanding of finance and financial reporting; regulatory and risk management; consumer banking; commercial and small business banking; business development; and government relations. Having a strong lending background enables Mr. Siebenmorgen to provide extensive analytical expertise in evaluating loans and loan relationships. His numerous years in corporate leadership and management result in significant insight on matters involving corporate governance; strategic planning; mergers and acquisitions; executive officer compensation and incentives; human resource management; and shareholder relations. Mr. Siebenmorgen serves as the President and Chief Executive Officer of the Board of Directors as well as the Company’s subsidiary, The Farmers & Merchants State Bank. He is Chairman of the Director Loan Committee and a member of the Executive Committee and the Bank Building Committee.

A former elected City Council member and former County Agricultural Extension Agent in Indiana, Mr. Siebenmorgen also served on the Indiana Statewide Certified Development Corporation Loan Committee and was a Community Development Corporation and County Economic Development Commission member in Indiana. He is an active member of the Archbold Rotary Club and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. In 2011, Mr. Siebenmorgen was appointed to the Northwest State Community College Board of Trustees by Ohio Governor John Kasich.

Steven J. Wyse

•	Mr. Wyse is a private investor with management experience and an extensive background in manufacturing. He has owned and managed numerous small manufacturing businesses in several industries in the bank’s current market area, as well as outside the immediate area. In addition, he also owns and manages commercial real estate and farm real estate. His small business ownership and management experience enable him to provide valuable insight and assistance in understanding and evaluating manufacturing operations and business relationships; business development; real estate development; finance; and employee relations. As a private investor, he provides additional perspective regarding shareholder relations. Mr. Wyse serves as the Vice Chairman of the Board of Directors and is a member of the Executive Committee, the Enterprise Risk Management Committee, the Corporate Governance & Nominating Committee, the Compensation Committee, and the Bank Building Committee.

A life-time resident of Fulton County, Ohio, Mr. Wyse holds an undergraduate degree in business management. He is a former elected member of the Archbold Area Schools Board of Education and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio. Mr. Wyse also serves on the Executive Board of Bay Colony Community Association in Naples, Florida.

The Corporate Governance and Nominating Committee also has been designated by the Company’s Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Shareholders who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Corporate Governance and Nominating Committee, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

The Company’s Corporate Governance Guidelines also contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the 2014 Annual Meeting of Shareholders, with the exception of Darryl Faye and James Saneholtz who were unable to attend.

Risk Oversight

The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the types of risks inherent to the Company’s activities is an absolute necessity. The Board has appointed a Risk Committee comprised of the following ten members: the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Lending Officer, Sr. Commercial Loan Officer, Operations & Information Technology Officer, EVP of Retail Banking, Marketing Director, Deposit Administrator and the Risk Management Officer. The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.

The risk management program focuses risk assessment on ten risk categories. The Risk Committee meets monthly and reviews several risk categories each month ensuring all risk categories are reviewed quarterly. Each risk category is assigned a risk rating (High, Moderate, Low) based on the significance of the risk and a risk trend (Increasing, Decreasing, or Stable) is defined. Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category. Results of the monthly review of risk categories are reported to the Board of Directors

Enterprise Risk Management Committee (ERM) each quarter. In addition, the Company’s risk position is reported to the Board of Directors quarterly. Risk management reports include the following:

•	Discussion of the bank’s current overall risk position;

•	Identification of each of the ten categories of risk and the current position of each of these risk categories;

•	Analysis of current position of each risk category;

•	Comparison of actual performance versus expected performance, where appropriate;

•	Identification of results outside of guidance targets and action plans established for issues to be resolved; and

•	Recommendations for changes to risk parameters or measurement tools.

The Board ERM Committee defines risk exposure limits for each risk category taking into consideration the bank’s strategic goals and objectives and current market conditions. The Board ERM Committee reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy and adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the Bank is able and willing to assume. At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.

Credit Risk

Credit risk is addressed in formal loan proposals presented to the Officer Loan Committee, Directors Loan Committee, the Loan Review Committee, and the Board of Directors. Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department and require a formal loan proposal and approval by the appropriate loan committee. Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship. Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned. In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.

Interest Rate Risk

Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework. The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates. Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed. The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks. Goals are (1) to increase the dollar amount of net interest income at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.

This type of risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered. Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk). Interest risk considerations typically include the effect of a change in interest rates on both the bank’s accrual earnings and the market value of portfolio equity.

Interest rate sensitivity refers to the Bank’s capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust. The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity. Analysis of interest rate sensitivity in the form of a net interest rate shock is employed. In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates. This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the twelve-month forecast horizon. The second step is for eight alternative simulations to be prepared to test the forecast’s sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve. The four alternative simulations are +/- 100, +/- 200, +/- 300 and +/-400 basis point shift. After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation. The percent changes in net interest income and present value of equity is then compared to management’s guideline targets. The Bank also looks at varying scenarios such as nonparallel shifts in the yield curve. The model used for the simulations continues to be analyzed for possible refinements to assumptions. However, neither of financial forecasting or simulation adequately forecasts the impact of potential changes in interest rates on net interest income. A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions. Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management’s plans. The alternative interest rate possibilities are (1) an immediate 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates. Management believes the first method (instant change) would portray the worst case scenario as an impact on net interest earnings. Therefore, method 1 is used in the interest rate shock analysis.

Compliance Risk

Compliance risk is monitored within the structure of the compliance risk management program. Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Company. Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation. Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation. Various factors within each risk category can increase or decrease the risk of non-compliance. Each risk category is assigned a risk rating of High, Moderate, or Low. The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories. The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and the Audit Committee of the Board of Directors.

In addition to an overall compliance risk assessment, specific regulations require risk assessments based on defined risk factors. Identity Theft Red Flags regulations require an annual Identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Company’s experiences with identity theft. Regulators expect a risk assessment process for Fair Lending risk. A fair lending risk assessment serves to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place. A fair lending risk assessment is conducted to evaluate the present risk management process and risk mitigation strategies. Risk indicators defined by interagency Fair Lending Examination Procedures were used to assess fair lending risk. In evaluating the risk in lending activities, the following factors are considered: changes in leadership and staffing, new products, product pricing, product and service offerings, policies and procedures, processes, and changes or updates to systems. Other factors considered included the present economy of the region, the market area served, and market area demographics. These risk assessments are conducted with key business lines, departments, and functional areas as applicable. Fair Lending Risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

An overall compliance risk assessment is conducted for the Bank Secrecy Act (BSA), however, more in depth risk assessments for BSA, Anti-Money Laundering (AML), Customer Identification Program (CIP), and Office of Foreign Asset Control (OFAC) are conducted on an as needed basis by a select group of BSA trained individuals with the results reported as necessary to the Audit Committee of the Board of Directors for approval. At least annually, the quantified results are reported to the Board of Directors. These Risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic location, method of account opening, transaction type and are incorporated into Bank Secrecy/Anti-Money Laundering software to aid in the monitoring and reporting requirements.

Financial Reporting Internal Controls

The Sarbanes-Oxley Act of 2002 (SOX) introduced broad and challenging financial management and disclosure regulations. Non-compliance with SOX regulations has serious consequences. As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable to the Company. Section 404 requires companies to maintain internal controls and procedures for financial reporting. Management conducts an on-going review of key financial controls over financial reporting that ensures the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The COSO framework consists of five components that actively impact one another: control environment; risk assessment; control activities; information and communication; and monitoring. These components often overlap and consistently evolve due to changes in the Company’s internal and external environment.

The review includes discussions with employees, process demonstrations, and detailed transaction testing to determine that controls are designed properly and operating effectively. The Company’s external auditor conducts its own SOX review independent of management’s review. Both management and the external auditor issue an opinion regarding both the design and operating effectiveness of the key controls over financial reporting. Results of both SOX reviews are reported to the Board of Directors.

Information Security

In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by the Risk Committee. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintained. For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined. The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board of Directors.

Information Technology Risk

Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls. Management has appointed the Operations and IT Officer the responsibility for overall management of Information Technology risk. IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted. Likewise, the preservation and enhancement of the Company’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

The Information Systems (IS) Steering Committee serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures. The IS Steering Committee is chaired by the Operations and IT Officer and meets on a monthly basis. Committee members are Executive Management representatives, the Operations and IT Officer, the Information Security Officer, the IT Director, the Compliance Manager, the Chief Lending Officer and the Risk Manager. Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee. Meeting minutes are reported to the Management Committee and the Board ERM Committee.

An annual Information Technology Audit, which is overseen by the Internal Audit Department, is conducted via a co-sourcing agreement with a third party external auditor. The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices. The methodology for the audit process is Control Objectives for Information Technology version 5 (COBIT) which is published by the Information Systems Audit and Control Association. COBIT’s audit framework and maturity model are used to determine appropriate tests for evaluating the respective control areas and to comply with the Federal Financial Institutions Examination Council (FFIEC) IT Audit guidelines. The audit is control objective oriented and is based on a comprehensive risk analysis. The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security. The following systems and applications were evaluated based on operational criticality and security risks: Network Resources, Core Data Processing, Internet Banking (Business and Retail), ATM and Debit Cards, Credit Cards, Wire Transfer, ACH Processing, Item Capture and Imaging, Report and Document Storage, Platform/New Accounts Processing, Teller Processing, Commercial and Consumer Lending, Mortgage Lending, Custom Report Writing, Accounting, Payroll, and Merchant Card Services.

Testing of the internal network environment and external network perimeter were included in the IT Audit Results of the IT Audit and are reviewed with the IS Steering Committee and Management. For any exceptions identified, a responsible party is assigned and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee. The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee each month.

Vendor Management

The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships. Management is charged with the responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program. Management has appointed the Operations and Information Technology Officer/ISO to oversee management of the vendor management program. This individual reports directly to the Information Systems (IS) Steering Committee and management. The Senior Operations Officer is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Risk Management Officer, the Operations and Information Technology Officer/ISO, the Senior Operations Officer, and the Assistant Compliance Manager.

The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements. Outsourced relationships are addressed from an end to end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (High, Moderate, Low) annually as part of subcommittee’s ongoing efforts. Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks. Relationship with high risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.

Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the Company. High risk third party vendors and service providers may be required to provide proof of bonding or insurance. The Senior Operations Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.

Audit Committee Report

The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2014. The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors has determined that Steven A. Everhart, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed above. Mr. Everhart and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards adopted by the NASDAQ Stock Market.

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB/United States). This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows. The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Company’s external auditors, the committee received from BKD, LLP (“BKD”) the written disclosures and a letter regarding relationships between BKD and its related entities and the Company and its related entities and discussed with BKD its independence from the Company as required by the applicable requirements of the PCAOB.

In fulfilling its responsibilities relating to the Company’s internal controls, accounting and financial reporting policies and auditing practices, the committee has reviewed and discussed with management and BKD the Corporation’s audited financial statements for 2014. In this connection, the committee has discussed with BKD its judgments about the quality, in addition to the acceptability, of the Company’s accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in 3200T. Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Steven A. Everhart, Chairman

Darryl L. Faye

Jo Ellen Hornish

Steven J. Planson

Selection of Auditors/Principal Accounting Firm Fees

The firm of BKD, independent registered public accountants, was retained by the Audit Committee on behalf of the Company as auditors of the Company and its subsidiary for the 2014 fiscal year. BKD was engaged to provide independent audit services for the Company and its subsidiary and to provide certain non-audit services including advice on accounting, tax and reporting matters. The Board of Directors expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Company has been advised by BKD that no member of that firm has any financial interest, either direct or indirect, in the Company or its subsidiary, other than as a depositor, and it has no connections with the Company or its subsidiary in any capacity other than that of public accountants.

On February 21, 2014, the Board of Directors of the Company and the Board Audit Committee selected BKD, LLP to be appointed as the Company’s independent registered public accounting firm commencing with the quarter ended March 31, 2014. The decision to change auditors was the result of a request for proposal process in which the Company evaluated the credentials of several firms. In connection with the selection of BKD, LLP, on February 21, 2014, the Board of Directors and its Audit Committee also dismissed Plante & Moran, PLLC as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2013 and 2012 and through February 21, 2014, neither the Company nor anyone on its behalf has consulted BKD, LLP with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BKD, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Plante & Moran, PLLC on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Plante & Moran, PLLC on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and from January 1, 2014 through February 21, 2014, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Plante & Moran, PLLC on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedures, which disagreements, if not resolved to the satisfaction of Plante & Moran, PLLC, would have caused Plante & Moran, PLLC to make reference to the subject matter of the disagreements in its audit reports on the Company’s consolidated financial statements for such years.

During the years ended December 31, 2013 and 2012 and the subsequent interim periods through February 21, 2014, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

BKD and Plante & Moran, PLLC (“Plante & Moran “) billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the years 2014 and 2013. Audit fees include fees billed in connection with the audit of the Company’s annual financial statements, fees billed for the review of the unaudited financial statements contained in the Company’s periodic reports on Form 10-Q, as filed with the Securities and Exchange Commission and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley. Audit related fees may include consulting on other accounting matters. Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.

BKD and Plante & Moran and its affiliates billed the following amounts to the Company and its subsidiary during 2014 and 2013, respectively for audit, audit related fees, tax fees and all other fees:

	BKD - 2014	Plante & Moran - 2013
Audit fees	$155,200	$159,000
Audit Related fees	$0	$0
Tax fees	$18,000	$22,875
All other fees	$0	$0

TOTAL	$173,200	$181,875

All the services noted above were approved by the Audit Committee.

PROPOSAL TWO:

Approval of the Farmers & Merchants Bancorp, Inc. 2015 Long-Term Stock Incentive Plan

The Board of Directors of the Company has adopted the Farmers & Merchants Bancorp, Inc. 2015 Long-Term Stock Incentive Plan (the “Plan”) upon the recommendation of the Company’s Compensation Committee and recommends that shareholders approve the Plan at the Annual Meeting. The Plan is intended to replace the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”), which will expire by its terms on April 23, 2015, ten years after adoption of the 2005 Plan by the Company’s shareholders. The Plan expands the potential recipients from the 2005 Plan to provide that stock awards also may be issued to directors of the Company, the Bank or any other Subsidiaries. Under the 2005 Plan, the Board has issued restricted stock to a number of its officers, which has become an integral part of the Company’s compensation program. The Board believes that the ability to offer long-term stock incentives under the Plan will continue to provide the Company the flexibility to implement competitive compensation programs and will be an effective tool for recruiting, motivating, and retaining the quality of employees and directors key to the achievement of the Company’s success.

The Plan permits the grant of incentive awards in the form of options, restricted stock, performance shares, and unrestricted stock to employees and directors of the Company, the Bank or another subsidiary of the Company. Shareholder approval of the Plan will also permit the granting of performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”).

The Board believes that approval of the Plan will substantially further the interest of shareholders and that the Plan, like the 2005 Plan, contains a number of provisions that are consistent with sound corporate governance practices, including:

•	Prohibition on stock option repricing. The Plan prohibits the cancellation of any outstanding option for the purpose of reissuing an option at a lower option price.

•	No discount stock options. The Plan prohibits the grant of an option with an exercise price less than the fair market value of a share of common stock of the Company (“Common Share”) on the date of grant.

•	Administration. The Plan provides that it will be administered by either the full Board of Directors, or if the Board so determines, a committee comprised of independent, non-employee directors. The Board of Directors has determined that the Plan will be administered by the Company’s Compensation Committee, a committee comprised entirely of independent directors, which Committee has administered the 2005 Plan.

•	No option reloads. The Plan does not permit option reloads, that is, the automatic grant of a replacement option upon the exercise of an option.

•	No Annual “Evergreen” Provision. The Plan provides for a specific number of shares (200,000) available for awards and limits the maximum award that can be made in any one year to a participant.

A summary of the principal provisions of the Plan appears below. The summary is qualified in it entirely by reference to the complete text of the Plan that is attached to this proxy statement as Appendix A.

Summary of the Plan

Administration: The Plan provides that it will be administered by the Compensation Committee of the Board or, at the discretion of the Board, a committee that is comprised of three or more Directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and who qualify as outside directors under Section 162(m) of the Code (the “Committee”). The Board of Directors may assume the duties and responsibilities of the Committee and function as the Committee under the Plan. The Board of Directors has determined that the Plan will be administered by the Company’s Compensation Committee, a committee comprised entirely of independent directors. The Committee selects participants from among eligible persons and, subject to the terms of the Plan, determines the type, size and time of grant of stock incentive awards, determines the terms and conditions of awards and makes all other determinations necessary or advisable for the administration of the Plan. Each award under the Plan will be evidenced by a written award agreement approved by the Committee (the “Award Agreement”).

Eligibility: The Committee may make awards to any person who is an employee or director of the Company or a Subsidiary, including the Bank. As of March 1, 2015, there were 260 total fulltime equivalent employees of which 79 were officers who would be eligible for awards under the Plan. The Plan also allows for the issuance of awards, other than incentive stock options and performance awards, to directors of the Company or any Subsidiary. The Committee selects from eligible persons the persons who actually participate in the Plan.

Shares Available for Awards: No more than 200,000 Common Shares may be issued under the Plan. The shares that may be issued may be authorized but unissued shares or treasury shares. If there is a stock split, stock dividend or other relevant change affecting the Common Shares, the Committee will make appropriate adjustments in the maximum number of shares issuable under the Plan and subject to outstanding incentive awards. Shares that were subject to an incentive award under the Plan but were not issued for any reason and are no longer subject to award or were issued and reacquired by the Company because of a participant’s failure to comply with the terms of an award are again available for award under the Plan. The 2005 Plan also provided for the issuance of 200,000 Common Shares. Pursuant to the 2005 Plan, awards ranging from 4,000 to 13,250 shares (split adjusted) have been granted per year. Between 37 and 61 employees were the recipients each year.

Types of Awards and Annual Award Limits: Stock incentives that may be issued under the Plan consist of stock options, restricted and unrestricted stock awards, performance share awards or any combination of the foregoing. The Plan contains annual limits on certain types of awards to individual participants. In any calendar year, no participant may be granted stock options, restricted stock awards, or performance share awards covering more than 20,000 shares.

Stock Options: A stock option provides for the purchase Common Shares in the future at an exercise price per share that may not be less than 100% of the fair market value of a share on the date the option is granted. Stock options may be either nonqualified options or incentive stock options, which meet the requirements of Section 422 of the Code. The term of an option may not exceed ten years. Unless the Committee determines otherwise, options become exercisable with respect to 20% of the shares subject to the option on the first, second, third, fourth and fifth anniversary date of the date of grant of the option. An option may only be exercised while the optionee is employed by or serving as a director of the Company or a Subsidiary. However, for employees, options may be exercised within 30 days after cessation of the optionee’s employment if the reason for cessation of employment is other than disability, retirement or death. In the case of disability or normal retirement, an option may be exercised to the extent it was exercisable on the date the optionee ceased to be employed by the Company for the lesser of three years after termination of employment or the remaining term of the option (such three-year period is reduced to a one-year period in the case of early retirement or death). In the event of a change of control of the Company (as defined in the Plan), any option which is not then exercisable automatically becomes exercisable. The option price is payable either in cash, by delivery to the Company of shares of the Company already owned by the optionee, or by any combination of such methods of payment. Under the Plan, an optionee may use shares received upon the exercise of a portion of an option to pay the exercise price for additional portions of the option. The Plan also permits the use of shares issuable upon exercise of an option to pay applicable withholding taxes due upon the exercise of a nonqualified stock option and provides the Committee flexibility to provide for other forms of consideration consistent with the purposes of the Plans such as a “cashless exercise.” The Committee may, however, adopt guidelines limiting or restricting the use of shares as a method of payment of the option price and withholding taxes.

Restricted Stock Awards: A restricted stock award is an award of Common Shares that may not be sold, pledged, or otherwise transferred until a restricted period established by the Committee at the time of grant is satisfied. The Award Agreement will set forth a restricted period during which the grantee must remain in the employ or continue to serve as a director of the Company. Unless the Committee determines otherwise, 20% of the shares subject to the restricted share award vest on the first, second, third, fourth and fifth anniversary date of the date of grant of the restricted stock award. If the grantee’s employment terminates or a director ceases to serve the Company in that capacity during the restricted period, the grant terminates and the grantee must return the shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. The grantee of restricted shares is entitled to vote the shares and receives dividends during the restricted period.

Performance Awards. The Committee may grant performance awards under which payment is made, in the Committee’s discretion, in shares, in cash, or a combination of shares and cash if the performance of the Company or Subsidiary or division of the Company selected by the Committee meets certain goals established by the Committee during an award period. The Committee determines the goals, the length of an award period, the maximum payment value of an award, and the minimum performance required before a payment is made. Except for performance awards intended as “performance-based compensation” under Section 162(m) of the Code, the Committee may revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have a substantial effect on the performance of the Company, Subsidiary or division. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable. The Plan does not allow directors of the Company or any Subsidiary to receive performance awards.

Stock Awards. The Committee may grant eligible persons awards of Common Shares for past services in lieu of bonus or other cash compensation, or for any other valid purpose determined by the Committee. Stock awards are free of any restrictions on transfer and upon issuance of the Common Shares, the holder has all of the rights of a shareholder.

Plan Amendments: The Board of Directors may amend or modify the Plan at any time, except that it may not amend the Plan without shareholder approval so as to: (i) increase the maximum number of shares that may be issued under the Plan; (ii) expand the types of awards available under the Plan; (iii) permit the granting of options with exercise prices less than 100% of the fair market value of a Common Share on the date of grant; (iv) materially modify the requirements as to eligibility for participation in the Plan; (v) materially extend the term of the Plan; or (vi) delete or modify the limitation on the repricing of options. No amendment of the Plan may, without the consent of a participant, adversely affect any award held by the participant under the Plan.

Term of the Plan: Unless earlier terminated by the Board, the Plan would terminate on the tenth anniversary date of its approval by the shareholders of the Company. Termination of the Plan does not affect any outstanding awards granted prior to the termination of the Plan.

Performance-Based Compensation

Under Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four most highly-compensated officers for that taxable year as reported in the Company’s proxy statement (referred to as “covered employees”). The limitation on deductions does not apply to certain types of compensation, including “performance-based compensation” if approved by shareholders. Under the Plan, options will qualify as performance-based compensation and restricted stock awards and performance share awards may also qualify if the Committee so designates these awards (herein called “Section 162(m) Awards”) as performance-based compensation and administers the Plan with respect to these designated awards in compliance with Section 162(m) of the Code.

The Plan contains various performance measures that the Committee may use to determine whether and to what extent any covered employee has earned a Section 162(m) Award. The performance criteria upon which the payment or vesting may be based are limited to the following performance measures, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, asset quality, growth in assets, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; and effects of divestitures. The Committee may make downward adjustments in the amounts payable under an award, but it may not increase the award amounts or waive the achievement of a performance goal.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal United States Federal income tax consequences of awards under the Plan and is based on Federal income tax laws currently in effect.

Limitation on Corporate Deductions for Certain Executives’ Compensation: Under the Plan, the Committee is authorized to grant awards that qualify as performance-based compensation under Section 162(m) of the Code, as well as awards that do not. As a result, the Company may not be entitled to any deduction for compensation paid if the individual in question is a covered employee within the meaning of the Code, the amount in question does not qualify as performance-based compensation, and the amount in question, when added to the covered employee’s other taxable compensation that is not performance-based in the same taxable year, exceeds $1 million.

Stock Options: There are no Federal income tax consequences either to the optionee or the Company upon the grant of an incentive stock option or a nonqualified option. If shares are purchased under an incentive stock option (i.e., an incentive option is exercised) during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction in respect of the option exercise. However, the excess of the fair market value of the shares on the date of such exercise over the purchase price of the shares under the option will be includible in the optionee’s alternative minimum taxable income. Generally, if the optionee disposes of shares purchased under an incentive stock option within two years of the date of grant or one year of the date of exercise of the incentive stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized by the optionee on the disposition of the shares) over the purchase price of such shares. Any gain after the date on which the optionee purchased the shares will be treated as capital gain to the optionee and will not be deductible by the Company. If the shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss realized by the optionee will be treated as capital gain or loss. When shares are purchased under a nonqualified option, the excess of the fair market value of the shares on the date of purchase over the purchase price of such shares under the option will generally be taxable to the optionee as ordinary income and will be deductible by the Company. The disposition of shares purchased under a nonqualified option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Stock Awards: An employee or director who receives cash or Common Shares pursuant to a stock award will generally recognize ordinary income equal to the sum of the cash and the fair market value of the shares received, and the Company will generally be entitled to a corresponding deduction from its income. However, an employee or director who, pursuant to a stock award, receives Common Shares that are restricted as to transferability and subject to a substantial risk of forfeiture, will not recognize taxable income at the time the stock is issued unless the recipient makes a special election in accordance with applicable Treasury regulations to be taxed (at ordinary income rates) on the fair market value of the shares at that time (with fair market value determined for this purpose without regard to any restrictions other than restrictions, if any, which by their terms will never lapse), in which case the Company would be entitled to a deduction at the same time equal to the amount of income realized by the recipient, but would not be entitled to deduct any dividends thereafter paid on the shares. Absent such an election, an employee or director who has been awarded such restricted stock will not recognize taxable income until the shares become transferable or cease to be subject to a substantial risk of forfeiture, at which time the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of the shares at that time over the amount (if any) paid by the recipient for the shares. Dividends paid to the recipient on the restricted shares prior to that time will be ordinary compensation income to the recipient and deductible by the Company.

Plan Benefits

Since benefits under the Plan will depend on the future action of the Committee and the fair market value of the Company’s Common Shares at various future dates, it is not possible to determine the benefits that will be received by officers, other employees and directors if the Plan is approved by shareholders. Information about awards issued under the 2005 Plan and still outstanding is set forth in the Compensation Discussion and Analysis and related tables below.

Proxies in the form solicited hereby which are properly executed and returned to the Company will be voted in favor of this proposal unless otherwise instructed by the shareholder. The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Two. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Two are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” PROPOSAL TWO. APPROVAL OF THE PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE ANNUAL MEETING.

PROPOSAL THREE:

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of BKD, LLP to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD, LLP as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are properly executed and returned to the Corporation will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder. The affirmative vote of a majority of the votes cast by the holders of the Corporation’s common stock is required to approve Proposal Three. An abstention is not a “vote cast.” Abstentions from voting and broker non-votes, if any, on Proposal Three are not treated as votes cast and, therefore, will have no effect on outcome of the passage of the proposal.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL

ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

Compensation Discussion and Analysis

Introduction. The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the long-term equity incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the Board with respect to director compensation. The President and Chief Executive Officer participates with respect to making recommendations concerning annual salary adjustments and long term equity incentive compensation regarding executive officers (other than himself) of the Company.

The Compensation Committee operates under a charter adopted by the Board of Directors. Annually, the Compensation Committee reviews the adequacy of its charter and recommends changes to the Board for approval. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The Chair of the Compensation Committee reports on committee activities and makes committee recommendations at meetings of the Board of Directors.

Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.

•	Motivate executive officers to achieve strategic business goals.

•	Provide competitive compensation opportunities critical to the Company’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers the Company’s long term equity incentive compensation plan. Additionally, from time to time, the committee reviews other human resource issues, including benefits, management performance appraisals, and succession planning.

The committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Company and its subsidiary. In evaluating Peer Group Companies, the base salary and incentive compensation paid to the chief executive officer of each of the following ten peer bank holding companies (symbol), as well as the respective ROA (Return on Assets) of each are taken into consideration. The committee reviews this information twice a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary. For 2014 compensation considerations, the Peer Group Companies consisted of ten bank holding companies: Farmers National Banc Corp (FMNB), First Citizens Banc Corp (FCZA), First Defiance Financial Corp (FDEF), Horizon Bancorp (HBNC), LCNB Corporation (LCNB), LNB Bancorp (LNBB), MBT Financial (MBTF), Mutual First Financial, Inc.(MFSF), SB Financial Group (SBFG), and United Bancshares (UBOH).

The financial performance of the selected peer group bank holding companies is also evaluated relevant to the performance of peers located outside of the Midwest, which information is made available by the FDIC as part of its Uniform Bank Performance Report. The Company may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The committee also administers the cash incentive program and the long term equity incentive compensation plan of the Company. Cash-based incentive bonuses and equity awards are at-risk compensation. Awards are recommended by the committee to the Board of Directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of the Company.

The accounting and tax treatment of particular forms of compensation do not materially affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation. The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;

•	Awards under our cash-based incentive compensation program;

•	Awards under our long term equity incentive compensation plan;

•	Benefits under our Profit Sharing Plan; and

•	Benefits under our health and welfare benefits plans.

Base Salary. The base salaries of the Named Executive Officers are reviewed by the committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, in conjunction with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Office for calendar year 2014 is reported in the “Salary” column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

In making its decisions regarding annual salary adjustments for 2015, the Compensation Committee reviewed quantitative and qualitative performance factors as part of an annual performance appraisal. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited. Based on these factors, the committee increased Mr. Siebenmorgen’s annual base salary by 3% for 2015.

Incentive Cash Compensation. The Company has established a cash bonus plan. The cash incentive for executive officers under this plan is based on two criteria. The first is return on average assets (“ROA”) of the Bank.

If the ROA of the Bank equals the target ROA of 1.00% executive officers receive the full cash incentive established. The targeted goal of ROA is based on reviewing the projected budget, the five and ten year history and average of the Bank along with peer, industry, and other information requested by the Compensation Committee. The calculated ROA is inclusive of the cost of the incentive. The full cash incentive under this criterion is equivalent to 30% of base salary for the CEO and 20% of base salary for the remaining executive officers. If the ROA of the Bank is equal to .70%, fifty percent of the incentive is paid. If the ROA is between .70% and 1.00%, the incentive is paid on a prorated basis. Should the ROA exceed 1.00%, the incentive paid would be increased accordingly. At a ROA of .65%, a forty percent payout is made. Again, with ROA between .65% and .70%, the payout is prorated. Should the ROA be below .65%, no cash incentive is paid under the computation; incentive compensation would then be paid under the same terms to all employees of the Bank. The 2014 incentive was based on a ROA for the Bank of 1.053%. A ROA of 1.053% exceeded the target ROA of 1.00% which is equivalent to a 108.83% payout of the incentive. Based on a 108.83% payout, 32.65% of base salary is to be paid to the CEO and 21.77% of base salary is to be paid to the remaining executive officers. The percentage of base salary for this 2014 incentive is to be paid in the first quarter 2015. The target percentage along with budget and base may be adjusted for 2015.

The second criterion used in determining the cash incentive to be paid to executive officers is earnings per share (“EPS”) of the Company. The target EPS goal is based on reviewing past performance and history and the projected EPS from the budget. The EPS targets for 2014 were increased by $ .10 over 2012’s target ranges. Three target ranges were set for EPS, a 5% incentive would be paid for an EPS of $1.35, a 10% incentive would be paid for an EPS of $1.60, and a 15% incentive would be paid for an EPS of $1.85. If the EPS is below $1.35, an incentive would not be paid for this criterion. An EPS in between the stated targets or over the $1.85 would be adjusted accordingly. Under this criterion, an EPS of $2.08 was used for the 2014 incentive. An EPS over $1.85 resulted in a prorated payout of 130.67% of total goal which is equivalent to 19.6% of base salary paid to all executive officers. The percentage of base salary for the 2014 incentive is to be paid in the first quarter 2015. The target EPS and corresponding percentages may be adjusted for 2015.

The budget or forecast ROA and EPS used for the 2014 incentives were set equivalent to the expected performance of normal operations.

In establishing dual incentives for the executive officers of the Bank, the objective of the Company is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year. Thus more emphasis is placed on rewarding for stable, long term performance through the use of ROA criterion along with a higher percentage of pay at risk. The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends to shareholders and to maintain and improve the value of their stock. Each year, the committee sets goals for each incentive which it believes are attainable, but still require executives’ performance at a consistently high level to achieve target award levels. As such, the Company believes it has established a good balance in the incentives for executive management. Given that the target ROA and EPS may be adjusted each year at the Board’s discretion, the Company feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.

Further discussion of the Bank’s overall incentive plan may be found in the 2014 financial report and 10-K.

Incentive Stock Compensation. The Bank uses the grant of stock awards under our long-term equity incentive compensation plan as the primary vehicle for providing long-term incentive compensation opportunities to its officers, including the Named Executive Officers. The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the award granted to each Named Executive Officer in 2014 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar year 2012, 2013, and 2014 with respect to each such award is set forth in the column titled Stock Awards of the Summary Compensation Table, each of which follows. Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2014 is set forth in the Outstanding Equity Awards at Fiscal Year-end Table, which also follows.

Profit Sharing Plan. The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations. The Bank will match 50% of employee 401(k) contributions up to four percent of total eligible compensation. In addition, the Bank may make a discretionary contribution from time to time as is deemed advisable. A participant is 100% vested in the participant’s deferral contributions. A six-year vesting schedule applies to employer discretionary contributions and employee matching contributions. In order to be eligible to participate, the employee must be 21 years of age, have completed six months of service, work 1,000 hours in the plan year and be employed on the last day of the year. Entry dates have been established at January 1 and July 1 of each year. The plan calls for only lump-sum distributions upon either termination of employment, retirement, death, or disability. The Company’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.

Health and Welfare Benefits. The Company provides healthcare, life and disability insurance and other employee welfare benefits programs to its employees, including its executive officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company has entered into Executive Survivor Income Agreements with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Company had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay increased, the Company is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value. One former executive and one current Named Executive Officer have been impacted. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control.

Consideration of Advisory Vote on Executive Compensation. The Company again conducted an advisory vote on executive compensation AT THE 2014 Annual Meeting of Shareholders. Votes cast on that advisory proposal indicated a significant level of support in favor of the Company’s compensation policies and practices as disclosed in the proxy statement for the 2014 Annual Meeting. Results were favorably comparable to the previous advisory vote on executive compensation which was conducted at the Company’s 2011 Annual Meeting of Shareholders. As a result of this strong shareholder support, the Board of Directors and the Committee did not believe that any significant changes to the Company’s compensation policies and practices are needed to address shareholder concerns.

2014 Executive Officer Compensation Program. For 2014, the Named Executive Officers in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level, yet acknowledged the challenging market conditions in which the Bank’s business continues to be conducted.

To aid in determining chief executive officer compensation for 2014, the Company used compensation data from peer bank holding companies which are similar in size ($561 million to $2.137 billion in assets), and geographic locations (located in Ohio, Indiana, and Michigan), and which are also publicly held and performing similarly to the Company as one piece of information. Data is obtained from the proxy statement filed by those companies as of the previous year end. This provided a regional comparison in addition to compensation data obtained from other state or national peer comparisons.

For 2014 executive officer compensation, the President and CEO and the CFO, participated in the presentation portion of the meeting at which compensation information was presented and reviewed. The committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers. Adjustments in 2014 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of the Company. These adjustments are consistent with the Company’s salary budget which is approved by the Compensation Committee and becomes part of the overall budget approved annually by the Board of Directors.

As part of its compensation program the Company has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination of “Change in Control” below for a more detailed description of these events. The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Paul S. Siebenmorgen	2014	333,400	164,509	28,061	0	29,788	555,758
President and Chief Executive	2013	321,880	132,971	22,000	0	25,403	502,254
Officer (PEO)(4)	2012	311,580	158,184	19,950	0	26,174	515,887
Barbara J. Britenriker	2014	172,300	74,170	12,755	0	23,300	282,525
Executive Vice President (PFO)	2013	174,070	60,054	11,000	0	20,878	266,002
	2012	169,000	72,219	9,975	0	21,121	272,315
Todd A. Graham	2014	168,000	69,496	12,755	0	16,645	266,897
Executive Vice President	2013	163,000	56,235	11,000	0	14,327	244,562
	2012	157,500	67,305	9,975	0	14,023	248,803
Edward A. Leininger	2014	170,251	70,247	12,755	0	22,858	276,111
Executive Vice President	2013	166,860	57,567	11,000	0	21,589	257,015
	2012	162,000	69,228	9,975	0	21,776	262,979
Rex D. Rice	2014	157,440	65,128	13,265	0	20,177	256,010
Executive Vice President	2013	154,340	53,247	11,000	0	19,028	237,615
	2012	150,600	64,356	9,975	0	19,337	244,268

Summary Compensation Table Footnotes:

(1)	Reflects payments made pursuant to the Company’s Incentive Cash Compensation Plan discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”.
(2)	Reflects the dollar amount at the market value on the grant date of each year in which restricted stock awards were given.
(3)	Includes contributions to the Company’s defined contribution profit sharing and 401K plan and certain life insurance premiums paid by the Company for the benefit of the Named Executive Officer as follows:

Name	Retirement Contributions ($)	Life Insurance Premiums ($)	Total ($)
Paul S. Siebenmorgen	28,860	928	29,788
Barbara J. Britenriker	22,762	538	23,300
Todd A. Graham	16,140	505	16,645
Edward A. Leininger	22,346	512	22,858
Rex D. Rice	19,702	475	20,177

(4)	Fees paid to Mr. Siebenmorgen as a Director of the Company and the Bank (which totaled $18,550 in 2014, $16,200 in 2013, and $14,800 in 2012) are included in the amounts listed above in the salary column.

Narrative Explanation to the Summary Compensation table

Named Executive Officers participate in an annual incentive plan that provides for awards tied to the profit performance of the Company during the fiscal year. The amounts set forth in the bonus column represent the awards made under the terms of the Plan for 2014 which will be paid to the respective Named Executive Officer during the first quarter of 2015. The awards under the plan in 2012 and 2013 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers. The vesting of all of the awards of restricted stock made to date under the terms of the long term equity incentive plan occurs three years following the grant.

Outstanding Equity Awards at 2014 Fiscal Year-End Table

Name and Principal Position	Number of Shares or Units of Stock that have not Vested(1) (#)	Market Value of Shares or Units of Stock that have not Vested(2) ($)
Paul S. Siebenmorgen, President and CEO (PEO)	3,100	82,894
Barbara J. Britenriker, Executive Vice President (PFO)	1,500	40,110
Todd A. Graham, Executive Vice President	1,500	40,110
Edward A. Leininger, Executive Vice President	1,500	40,110
Rex D. Rice, Executive Vice President	1,520	40,645

(1)	Vesting dates for reported stock awards are as follows:

Name	Number of Shares Vested on 8/15/14	Number of Shares Vesting on 8/17/15	Number of Shares Vesting on 8/16/16	Number of Shares Vesting on 8/16/17
Paul S. Siebenmorgen	1100	1,000	1,000	1,100
Barbara J. Britenriker	500	500	500	500
Edward A. Leininger	500	500	500	500
Todd A. Graham	500	500	500	500
Rex D. Rice	520	500	500	520

(2)	Market value based on market price on December 31, 2014 of $26.74.

2014 Grants of Plan-Based Awards

Name and Principal Position	Year	Grant Date	Awards: Number of Shares of Stock or Units (#)	Value of Stock and Option Awards ($)
Paul S. Siebenmorgen, President and CEO (PEO)	2014	8/15/2014	1,100	28,061
Barbara J. Britenriker, EVP (PFO)	2014	8/15/2014	500	12,755
Todd A. Graham, EVP	2014	8/15/2014	500	12,755
Edward A. Leininger, EVP	2014	8/15/2014	500	12,755
Rex D. Rice, EVP	2014	8/15/2014	520	13,265

Narrative Explanation to the Grants of Plan-Based Awards table

The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2014 under the terms of the Company’s Long Term Incentive Compensation Plan. The awards vest in full after three years of service from the date of grant to the respective officer. The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.

Post-Employment Compensation/Change of Control Agreements

The Company entered into Change in Control Severance Compensation Agreements with its executive officers, Mr. Siebenmorgen, Ms. Britenriker, Mr. Leininger, and Mr. Rice. These agreements provide for payment of an amount equal to one year’s compensation to the executives, or two years compensation for Mr. Siebenmorgen and Ms. Britenriker, in the event that the executive’s employment is terminated in connection with a “change in control” as defined in the Agreements. No payments will be made in such event if the executive is terminated “for cause”. In 2012, the Compensation Committee evaluated the Peer Group Companies, determined that ten of the eleven Peer Group Companies used for evaluation and comparison have Change in Control Severance Compensation Agreements with their executive officers, with the average terms of their Change in Control Severance Compensation Agreements over two years. A change was approved to provide two year’s compensation to Mr. Siebenmorgen and Ms. Britenriker in the event that their employment is terminated in connection with a “change in control” as defined in their Agreements.

If a change in control had occurred as of December 31, 2014, this would have resulted in payments to the executives as shown on the following table. In addition to the payment equal to two times their annual salary for Mr. Siebenmorgen and Ms. Britenriker and one times their annual salary for Mr. Leininger and Mr. Rice, the Agreements provide for the continuation of health insurance and other benefits, which amounts are also included in the table. Under the terms of the restricted stock awards, all granted shares would be accelerated to 100% vested and given to the officers. The values of these shares are shown using the market value as of December 31, 2014 at $26.74.

Also included in the table are amounts that would be payable to the executive or their estate upon the death of the executive pursuant to individual executive survivor income agreements (“ESIA”). See the section of the Compensation Discussion and Analysis captioned “Components of Compensation - Health and Welfare Benefits” for additional information regarding the ESIA. In addition, all unvested stock awards would also immediately vest upon the death of an executive officer.

Potential Payments upon Termination of Employment or Change in Control

Name of Executive	(2x Salary and Bonus)	Continuation of Perquisites	Acceleration of Stock Awards	Total	Payment on Death or Disability Under ESIAs
Paul S. Siebenmorgen	$970,575	$34,558	$82,894	$1,088,027	$277,854
Barbara J. Britenriker	$482,229	$18,368	$40,110	$540,707	$250,000

	(1x Salary and
	Bonus)
Edward A. Leininger	$235,992	$12,057	$40,110	$288,159	$250,000
Rex D. Rice	$218,350	$14,240	$40,645	$273,235	$200,000

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers. The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2014 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2014 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Kevin J. Sauder, Chairman

Steven A. Everhart

Jack C. Johnson

Steven J. Wyse

2014 Director Compensation

Name	Fees Earned or Paid in Cash
Eugene N. Burkholder	$21,800
Steven A. Everhart	$28,700
Darryl L. Faye	$23,400
Jo Ellen Hornish	$20,350
Jack C. Johnson	$27,400
Marcia S. Latta	$18,750
Steven J. Planson	$26,700
Anthony J. Rupp	$26,650
James C. Saneholtz	$25,950
Kevin J. Sauder	$26,850
Steven J. Wyse	$19,900

Director Compensation Discussion

The Compensation Committee reviews the level of compensation of our directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by a member of the Compensation Committee.

At the committee’s request, the President and Chief Executive Officer compiled an analysis of director fees from the ten peer bank holding companies also used for comparison of executive officer compensation. The committee reviews this information twice a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary.

Cash compensation is paid to directors in the form of retainers and meeting fees. The committee reviewed the director fee structure in May 2014. Effective June 1, 2014 the director fee structure was revised as follows: Director Retainer Fee of $12,000 per year; Chairman of the Board Retainer Fee of $15,000 per year; Directors Fee of $600 for each board meeting attended; Audit Committee Fee of $450 per meeting attended; Audit Committee Chairman Fee of $600 per meeting attended; and Meeting Fees for Other Board Committees of $400 per meeting attended. In addition, directors participating in a meeting by telephone/video conference call were compensated one-half the meeting fee for that particular meeting. Employee directors are not paid for committee meetings.

Director compensation must retain and help attract appropriate individuals to serve. The committee feels director compensation should be fair and equitable in comparison to peers. In light of the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the difficult economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting and committee meeting attendance are extremely important and should be appropriately compensated.

Director Independence and Related Party Transactions

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Siebenmorgen, the current President and Chief Executive Officer. In determining the independence of the members of the Board of Directors, the Corporate Governance and Nominating Committee and the Board considered the following relationships.

Steven A. Everhart, who currently serves as the Chairman of the Audit Committee, is related by marriage to Marilyn Johnson, Vice President and Compliance Manager of the Bank.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Company or its subsidiary during 2014. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. No director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than loan transaction as described) with the Company during 2014, or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Company’s Audit Committee. Excepted from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations. In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Company than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

In 2014 the Compensation Committee members were Kevin J. Sauder, Chairman, Steven A. Everhart, Jack Johnson, and Steven J. Wyse. None of the members of the Board’s Compensation Committee has had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934. In addition, no executive officer of the Company or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company’s Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, the Company believes that during 2014 all Section 16(a) filing requirements applicable to its officers and directors were met.

Proposals of Shareholders for Next Annual Meeting

Proposals of shareholders intended to be presented at the 2016 Annual Shareholders’ Meeting must be received at the Company’s offices at 307 North Defiance Street, Archbold, Ohio 43502, prior to November 20, 2015 for inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s Annual Meeting received by the Company after February 1, 2016 will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 20, 2015 but prior to February 1, 2016, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Other Matters

The Board of Directors does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2014 is enclosed. A copy of the Company’s Annual Report on Form 10-K for 2014, with exhibits, as filed with the Securities and Exchange Commission (“2013 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2014 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2014 10-K Request” on the outside of the envelope containing the request.

By Order of the Board of Directors

Lydia A. Huber, Secretary

Archbold, Ohio
March 17, 2015

APPENDIX A

FARMERS & MERCHANTS BANCORP, INC.

2015 LONG TERM STOCK INCENTIVE PLAN

FARMERS & MERCHANTS BANCORP, INC.

2015 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of this 2015 Long-Term Stock Incentive Plan (the “Plan”) is to promote the long-term success of Farmers & Merchants Bancorp, Inc. (the “Company”) by providing financial incentives to employees and directors of the Company and its subsidiaries who are in positions to make contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries and to encourage employees and directors to acquire a proprietary interest in the Company through stock ownership, to continue their employment with the Company and its subsidiaries or service on the Board, and to render superior performance during such service.

SECTION 2. DEFINITIONS

(a) “Board” means the Board of Directors of the Company.

(b) “Change of Control” means and shall be deemed to have occurred on (i) the date upon which a Schedule 13D would be required to be filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 35% or more of the outstanding Voting Shares; (ii) the date of a change in the composition of the Board such that individuals who were members of the Board on the date one year prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company’s shareholders, by the affirmative vote of a majority of the directors then still in office who were directors at the beginning of such one year period) no longer constitute a majority of the Board; (iii) the effective date of the closing of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 50% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the effective date of a sale or; disposition by the Company of all or substantially all the Company’s assets; provided however, that notwithstanding the forgoing a Change of Control shall not be deemed to have occurred in connection with any transaction or series of transactions if such does not constitute a permitted Change of Control as defined by Section 409(a)(2)(A)(v) of the Code, Treasury Regulation 1.409A-3(i)(5) and any subsequent Treasury Regulations issued thereunder.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee referred to in Section 4.

(e) “Company” means Farmers & Merchants Bancorp, Inc., an Ohio corporation, and when used with reference to employment of an Employee, Company includes any Subsidiary of the Company.

(f) “Disability” means the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan of the Company covering the person, or (c) has been determined to be totally disabled by the United States Social Security Administration.

(g) “Employee” means an employee of the Company or a Subsidiary who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary.

(h) “Fair Market Value” means the value of the Shares, as determined by the Committee in good faith. If the Shares are readily traded on any national securities exchange or other established securities market, then the “Fair Market Value” shall be determined by reference to (i) the closing price quoted for the Shares on the date for which the determination of Fair Market Value is made, (ii) if the closing price is not yet known as of such date then the date prior to that, or, (iii) if there are no sales of Shares on such date, then on the average of the high and the low prices for trades quotes on most recent immediately preceding date on which there were any sales of Shares. If the Shares are not, or cease to be, readily traded on any national securities exchange or other established securities market, the “Fair Market Value” of Common Shares shall be determined by the Committee in good faith pursuant to a reasonable valuation method prescribed by the Committee, in a manner consistent with Code Section 409A, Treasury Regulation Section 1.409A-1(b)(5)(iv) or any other guidance issued under Section 409A of the Code.

(i) “Gross Misconduct” means engaging in any act or acts involving conduct which violates Company policy or is illegal and which results, directly or indirectly, in personal gain to the individual involved at the expense of the Company or a Subsidiary.

(j) “Incentive Award” means an Option, Restricted Share Award, Performance Award, or Share Award granted under the Plan.

(k) “Incentive Stock Option” means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

(l) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(m) “Option” means a right to purchase Shares at a specified price; “Optionee” means the holder of an Option.

(n) “Outside Director” means any member of the Board of Directors of the Company who is not also employed by the Company or any Subsidiary of the Company.

(o) “Participant” means an Employee or Outside Director selected to receive an Incentive Award.

(p) “Performance Award” means a right to receive Restricted Shares, Shares, cash, or a combination thereof, contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth at Section 8 hereof.

(q) “Plan” means the 2015 Stock Incentive Plan as herein set forth as the same shall be amended from time to time.

(r) “Restricted Share Award” means a right to receive Shares that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met; “Restricted Shares” means Shares, which are the subject of a Restricted Share Award; and “Restricted Period” shall have the meaning ascribed to it at Section 7(a).

(s) “Share Award” means an award of Shares that the Committee in its discretion determines to grant to an Employee or Outside Director under the Plan that is neither a Performance Award or an award of Restricted Shares.

(t) “Shares” means the Common Shares, no par value, of the Company.

(u) “Subsidiary” means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

(v) “Voting Shares” means any securities of the Company, which vote generally in the election of directors of the Company.

SECTION 3. SHARES SUBJECT TO THE PLAN

(a) Maximum Number. The maximum number of Shares that may be subject to Incentive Awards granted pursuant to the Plan shall be two hundred thousand (200,000), subject to adjustment in accordance with Section 3(d). The Shares that may be issued pursuant to Incentive Awards may be authorized and unissued Shares or Shares held in the Company’s treasury. In the event of a lapse, expiration, termination, or cancellation of any Incentive Award granted under the Plan without the issuance of Shares or the payment of cash, or if Shares are issued under a Restricted Share Award and are reacquired by the Company as a result of rights reserved upon the issuance thereof, the Shares subject to or reserved for such Incentive Award shall no longer be charged against the 200,000 Share maximum and may again be used for new Incentive Awards.

(b) Maximum Number - Per Employee. The maximum Incentive Awards that may be granted to any one Employee in each fiscal year of the Company is as follows:

(i)	With respect to Options, no more than twenty thousand (20,000) Shares may be subject to options granted in the year; and

(ii)	With respect to Restricted Shares (not issued in connection with Performance Awards), no more than twenty thousand (20,000) such Shares may be awarded in the year; and

(iii)	With respect to Performance Awards, no more than twenty thousand (20,000) Shares may be awarded in the year the award is made regardless of the year the award is earned or paid).

(c) Maximum Number - Per Outside Director. The maximum Incentive Awards that may be granted to any one Outside Director in each fiscal year of the Company is as follows:

(i)	With respect to Options, no more than twenty thousand (20,000) Shares may be subject to options granted in the year; and

(ii)	With respect to Restricted Shares (not issued in connection with Performance Awards), no more than twenty thousand (20,000) such Shares may be awarded in the year.

(d) Adjustment. The Board shall make or provide for such adjustments in the numbers of Shares covered by outstanding Options or Performance Shares granted hereunder, in the option exercise prices per share applicable to such Options, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards to be replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3(a), Section 3(b) and Section 3(c) as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 3(d).

SECTION 4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or at the discretion of the board a committee which shall be comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board (“Committee”). Each director serving on the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Code Section 162(m) and Treasury Regulation Section 1.162-27(e)(3). The Board shall also have the authority to exercise the powers and duties of the Committee; and until the Board determines otherwise by formal resolution, all powers of the Committee under the Plan shall be exercised by the Board.

(b) Authority. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate from Employees and Outside Directors the persons to whom Incentive Awards are granted; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate, including establishing and administering Performance Goals, as defined in Section 8(a), and certifying whether the Performance Goals have been attained; (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan; and (iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

(c) Committee Actions. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award thereunder.

(d) Interpretation and Construction. Any provision of this Plan to the contrary notwithstanding, (i) certain designated Incentive Awards under this Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C) and (ii) any provision of the Plan that would prevent a designated Incentive Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

SECTION 5. ELIGIBILITY AND INCENTIVE AWARDS

(a) Eligible Employees. The Committee may grant Incentive Awards to officers and other Employees.

(b) Outside Directors. The Committee may also grant Incentive Awards to Outside Directors consistent with such policy on compensation for non-employee directors as may be adopted by the Board from time to time; provided that no Outside Director may be granted Incentive Stock Options or Performance Awards.

(c) Incentive Awards. Incentive Awards may be granted in any one or more combinations of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Restricted Share Awards, (iv) Share Awards and (v) Performance Awards, provided that, Outside Directors shall not be granted Incentive Stock Options or Performance Awards. All Incentive Awards shall be subject to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including without limitation, designation of Participants, the form, amount and timing of Incentive Awards, the terms and provisions of Incentive Awards, and the written grant agreements evidencing Incentive Awards, need not be uniform and may be made selectively among Employees and Outside Directors who receive, or are eligible to receive, Incentive Awards hereunder, whether or not such Employees or Outside Directors are similarly situated.

(d) Employment. The Plan and the Incentive Awards granted hereunder shall not confer upon any Participant the right to continued employment with the Company or to continue to serve as a member of the Board or affect in any way the right of the Company to terminate the employment of an Employee or to terminate an Outside Director’s service on the Board at any time and for any reason.

SECTION 6. OPTIONS

The Committee may grant Incentive Stock Options and Nonqualified Stock Options and such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Option Price. The option price per Share with respect to each Option shall be determined by the Committee but shall not be less than the Fair Market Value of a Share on the date the Option is granted.

(b) Period of Option. The Committee shall fix the period of each Option but in no case may an option be exercised more than ten years after the date of its grant.

(c) Exercise of Option. Unless the Committee determines otherwise, an Option shall become exercisable with respect to 20% of the Shares subject to the option on the first, second, third, fourth and fifth annual anniversary date of the date of grant of the Option, subject to the provisions of Section 6(d) relating to continuous employment. Any Shares not purchased during a specified period may be purchased thereafter at any time prior to the expiration of the Option unless the Committee determines otherwise. The Committee may at any time remove or alter any restriction on exercise of an Option that was imposed by the Committee.

(d) Termination of Employment. Unless otherwise determined by the Committee and contained in the grant agreement with respect thereto, no Option granted to an Employee may be exercised under the Plan unless the Optionee has been continuously employed by the Company from the date of grant of the Option to the date of exercise except that an Option may, subject to the ten year limitation in Section 6(b), be exercised (i) within one year of cessation of employment in the case of early retirement or death; and (ii) within three years of cessation of employment in the case of normal retirement or disability. After termination of employment Options may be exercised only to the extent they could have been exercised on the date of the Optionee’s termination of employment. The Committee shall determine whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment. Any limitation imposed by the Code with respect to the exercisability of an Incentive Stock Option upon termination of employment which is more restrictive than the forgoing shall supersede the provisions hereof.

In the case of Options granted to an Outside Director, the Options may not be exercised after the date the Outside Director has ceased to serve as member of the Board except to the extent expressly provided in the terms of the grant agreement with respect to such Options.

(e) Limits on Incentive Stock Options. Except as may be permitted by the Code, the Fair Market Value of Shares (determined at the time of grant of Options) as to which Incentive Stock Options held by an Optionee first become exercisable in any calendar year shall not exceed $100,000. In addition, no Incentive Stock Option shall be granted to an Employee who possesses, directly or indirectly (within the meaning of Code Section 424(d)), at the time of grant more than 10% of the combined voting power of all classes of stock of the Company unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted and such Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

(f) Notice of Exercise and Payment. An Option granted under the Plan may be exercised by the Optionee giving written notice of exercise to the Committee. The Option price for the Shares purchased shall be paid in full at the time such notice is given. An Option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option price shall be paid to the Company either in (i) cash, (ii) by delivery to the Company of Shares already-owned by the Optionee, any combination of cash and such Shares), or (iii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan, including, but not limited to payment in accordance with a broker-assisted cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant’s broker upon receipt of the Option purchase price in cash directly to the broker. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the Option price. In the event already-owned Shares are used to pay all or a portion of the Option price, the amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

(g) Fractional Shares. No fractional shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional shares.

(h) Repricing of Options. Without approval of shareholders of the Company, the option exercise price per share of any previously granted option will not, whether through amendment, cancellation, replacement grants or any other means, be lowered, except for adjustments pursuant to Section 3(d).

SECTION 7. RESTRICTED SHARE AWARDS

The Committee may issue Shares to an Employee or Outside Director which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Restricted Share Award:

(a) General. With respect to each grant of Restricted Shares, the Committee, in its sole discretion, shall determine the period or periods during which the restrictions set forth at Subsection 7(b) shall apply to the Restricted Shares (the “Restricted Period”); and unless the Committee determines otherwise at the time of grant, 20% of the Shares included in the grant shall have a Restricted Period of one year, 20% a Restricted Period of two years, 20% a Restricted Period of three years, 20% a Restricted Period of four years, and 20% a Restricted Period of five years.

(b) Restrictions. At the time of grant of Restricted Shares to an Employee or Outside Director, a certificate or certificates representing the number of Shares granted and included in each Restricted Period shall be registered in his name but shall be held by the Company for the account of such Participant. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 7(c), the Participant shall not be entitled to delivery of any Share certificate until the expiration of the Restricted Period with respect to that particular certificate; (ii) Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to the particular shares; and (iii) Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company (or for an Outside Director, continues to serve on the Board) for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by Section 7(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to Section 3(d) shall be subject to the same restrictions as such Restricted Shares.

(c) Termination of Employment or Service as a Director.

(i)	Retirement. If an Employee ceases to be employed by the Company prior to the end of a Restricted Period by reason of normal retirement under a retirement plan of the Company or the Employee otherwise retires with the consent of the Company, the number of Restricted Shares granted to such Employee for such Restricted Period shall be reduced in proportion to the Restricted Period (determined on a quarterly basis) remaining after the Employee ceases to be an Employee and all restrictions on such reduced number of Shares shall lapse. A certificate for such Shares shall be delivered to the Employee in accordance with the provisions of Section 7(d) hereof. The Committee may, if it deems appropriate, direct that the Employee receive a greater number of Shares free of all restrictions but not exceeding the number of Restricted Shares then subject to the restrictions of Section 7(b).

(ii)	Death. If a Participant ceases to be employed by the Company or to serve as a member of the Board prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Participant shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the Employee’s beneficiary or estate in accordance with the provisions of Subsection 7(d).

(iii)	Disability. If a Participant ceases to be employed by the Company or to serve as a member of the Board prior to the end of a Restricted Period by reason of disability, the Restricted Shares granted to such Participant shall immediately vest and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the Participant in accordance with the provisions of Subsection 7(d).

(iv)	All Other Terminations. If an Employee ceases to be an Employee prior to the end of a Restricted Period for any reason other than retirement or death, the Employee shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow an Employee whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Employee in accordance with the provisions of Section 7(d).

(v)	Outside Directors. If an Outside Director cases to serve on the Board prior to the end of a Restricted Period for any reason other than death or disability, the Outside Director shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow an Outside Director whose service on the Board has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Outside Director in accordance with the provisions of Section 7(d).

(d) Payment of Restricted Shares. At the end of the Restricted Period or at such earlier time as provided for in Subsection 7(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Participant or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional Share to the Participant or his beneficiary or estate, as the case may be.

SECTION 8. PERFORMANCE AWARDS

The Committee may grant to Employees (but not Directors) Performance Awards that shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Performance Award:

(a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned (“Award Period”). The Committee shall also establish performance objectives (“Performance Goals”) to be met by the Company, Subsidiary or division during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

With respect to Performance Awards that are intended to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Employees for such Incentive Awards, (ii) establish in writing the applicable performance goals no later than 90 days after the commencement of the period of service to which the performance goals relates (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C)), and (iii) designate the Performance Awards that are to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C).

The Committee shall establish in writing the Performance Goals for each Award Period, which may be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, asset quality, growth in assets, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

(b) No Discretion. With respect to Performance Awards that are intended to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable performance goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award (i.e., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

(c) Performance Award Earned. The Performance Awards may be expressed in terms of Shares and referred to as “Performance Shares” or “Performance Units,” as the Committee may specify. With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares or Performance Units. The level of Performance Goals attained will determine the percentage of Performance Shares or Performance Units earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

(d) Performance Award Payment. The Committee, in its discretion, may elect to make payment of the Performance Awards in Restricted Shares, Shares, cash or any combination of the foregoing.

(e) Requirement of Employment. A grantee of a Performance Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its sole discretion, provide for a partial or full payment of the Performance Award that would have been payable if the grantee had continued employment for the entire Award Period, which shall be paid at the same time as would have been paid if no termination of employment occurred, but only if and to the extent the exercise of such discretion does not prevent any designated Incentive Award from qualifying as “performance based” within the meaning of Code Section 162(m)(4)(C).

(f) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

SECTION 9. NON-ASSIGNABILITY OF INCENTIVE AWARDS

(a) Except as provided in Section 9(b) with respect to Nonqualified Stock Options, no Incentive Award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by the Participant, otherwise than by will, by designation of a beneficiary after death, or by the laws of descent and distribution, or be made subject to execution, attachment or similar process. Except as provided in Section 9(b) with respect to Nonqualified Stock Options, each Incentive Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(b) No Nonqualified Stock Option nor any right thereunder may be assigned or transferred by the Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974), provided, however, the Committee may by written action permit any holder of a Nonqualified Stock Option, either before or after the time of grant, to transfer a Nonqualified Stock Option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any option granted under any plan of the Company. The transferee of a Nonqualified Stock Option shall be subject to all restrictions, terms and conditions applicable to the Nonqualified Stock Option prior to its transfer. The Committee may impose on any transferable Nonqualified Stock Option and on the shares to be issued upon the exercise of a Nonqualified Stock Option such limitations and conditions as the Committee deems appropriate.

SECTION 10. CHANGE OF CONTROL

(a) Accelerated Vesting of Options. In order to maintain all of the Participant’s rights upon a Change of Control of the Company, unless otherwise determined by the Committee in connection with the grant and set forth in the grant agreement, in the event of a Change in Control of the Company, all Options shall become fully vested and exercisable, notwithstanding any limitations set forth in the Plan or grant agreement.

(b) Authority to Take Other Actions Upon a Change in Control. In addition, in connection with a Change in Control the Committee shall have the right, in its sole discretion, to:

a.	cancel any or all outstanding Options, Restricted Shares and Performance Awards in exchange for the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property or any combination thereof receivable in respect of one Share upon consummation of the transaction in question (the “Acquisition Consideration”) that the holder of the Option, Restricted Shares or Performance Award would have received had the Option, Restricted Shares or Performance Award been exercised or converted into Shares, as applicable, prior to such transaction, less the applicable exercise or purchase price therefor;

b.	cause the holders of any or all Options, Restricted Shares and Performance Awards to have the right thereafter and during the term of the Options, Restricted Shares or Performance Award to receive upon exercise thereof the Acquisition Consideration receivable upon the consummation of such transaction by a holder of the number of Common Shares which might have been obtained upon exercise or conversion of all or any portion thereof, less the applicable exercise or purchase price therefor, or to convert such Option, Restricted Shares or Performance Award into a stock option, appreciation right, restricted share unit or performance share relating to the surviving or new corporation in the transaction; or

c.	take such other action as it deems appropriate to preserve the value of the Incentive Award to the Participant, including the cancellation of such Incentive Award and the payment of the value of the Acquisition Consideration attributable to the Incentive Award, net of payments due from the holder thereof upon exercise if any, in cash.

The Committee may provide for any of the foregoing in a grant agreement governing an Incentive Award in advance, may provide for any of the foregoing in connection with a Change in Control, or do both. Alternatively, the Committee shall also have the right to require any purchaser of the Company’s assets or stock, as the case may be, to take any of the actions set forth in the preceding sentence.

The manner of application and interpretation of the foregoing provisions of this Section 10 shall be determined by the Committee in its sole and absolute discretion.

SECTION 11. TAXES

(a) Withholding for Taxes. The Company shall be entitled, if necessary or desirable, to withhold the amount of any tax attributable to any amounts payable to an Employee under any Incentive Award and the Company may defer making payment of any Incentive Award if any such tax, charge, or assessment may be pending until indemnified to its satisfaction.

(b) Use of Shares for Tax Withholding Payments. With the approval of the Committee, Shares may be used in lieu of cash to pay all or any part of the mandatory federal, state or local withholding tax payments to be made by the Employee in connection with an Incentive Award, as follows:

(i)	Nonqualified Stock Options. (A) The holder of a Nonqualified Stock Option may elect to have the Company retain from the Shares to be issued upon exercise of such an option Shares having a Fair Market Value equal to the withholding tax to be paid; or (B) the holder of a Nonqualified Stock Option may deliver to the Company already-owned Shares having a Fair Market Value equal to the withholding tax to be paid and in such case.

(ii)	Restricted Share Awards. If withholding taxes are required to be paid at the time Restricted Shares are delivered to an Employee or at the expiration of the Restricted Period, then the Employee may pay such taxes by delivering to the Company Shares having a Fair Market Value equal to the amount of the withholding tax being paid by use of Shares.

(iii)	Performance Shares. If withholding taxes are required to be paid at the time Shares are delivered to an Employee as a Performance Award, then the Employee may pay such taxes by delivering to the Company Shares having a Fair Market Value equal to the amount of the withholding tax being paid by use of Shares.

SECTION 12. COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS

No Option shall be granted and no Shares shall be issued in connection with any Incentive Award unless the grant of the Option and the issuance and delivery of Shares or cash pursuant to the Incentive Award shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the Shares may then be listed.

SECTION 13. AMENDMENT AND TERMINATION OF PLAN

(a) Amendment. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without shareholder approval so as to:

(i)	increase the maximum number of Shares that may be issued under the Plan except in accordance with Section 3(d);

(ii)	expand the types of awards available under the Plan;

(iii)	permit the granting of Options with exercise prices lower than those specified in Section 6 or materially modify the method for determining the Option exercise price;

(iv)	materially modify the requirements as to eligibility for participation in the Plan;

(v)	materially extend the term of the Plan;

(vi)	delete or modify the limitation on the repricing of Options at Section 6(h); or

(vii)	prevent future grant of Incentive Awards to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C).

(b) Termination. The Board may at any time terminate the Plan.

(c) Effect of Amendment or Termination. Any amendment or the termination of the Plan shall not adversely affect any Incentive Award previously granted nor disqualify an Incentive Award from being treated as “performance based” within the meaning of Code Section 162(m)(4)(C). Incentive Awards outstanding at the time that the Plan is amended or terminated shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 14. NOTICES

Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: Farmers & Merchants Bancorp, Inc., 307 N. Defiance Street, Archbold, Ohio 43502, Attention: Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 15. BENEFITS OF PLAN

This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon the Participant’s heirs, legal representatives and successors.

SECTION 16. PRONOUNS AND PLURALS

All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

SECTION 17. SHAREHOLDER APPROVAL AND TERM OF PLAN

(a) The Plan was approved by the Board of Directors of the Company on February 20, 2015 and shall only become effective upon its approval by shareholders at the annual meeting of the shareholders of the Company held in 2015.

(b) Unless sooner terminated under Section 13, the Plan shall be in effect from the date of its approval by shareholders of the Company in accordance with Section 17(a) and shall continue in effect until the tenth anniversary of the date its approval by shareholders.

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IMPORTANT ANNUAL MEETING INFORMATION 000004
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ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext
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MR A SAMPLE Electronic Voting Instructions
DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week!
ADD 1
ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy.
ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
MMMMMMMMM ADD 5 Proxies submitted by the Internet or telephone must be received by ADD 6 3:00 a.m. Eastern Standard Time April 16, 2015.
Vote by Internet
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Annual Meeting Proxy Card 1234 5678 9012 345
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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors—To elect the following twelve (12) nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2016:
For Withhold For Withhold For Withhold +
01—Eugene N. Burkholder 02—Steven A. Everhart 03—Darryl L. Faye
04—Jo Ellen Hornish 05—Jack C. Johnson 06—Marcia S. Latta
07—Steven J. Planson 08—Anthony J. Rupp 09—James C. Saneholtz
10—Kevin J. Sauder 11—Paul S. Siebenmorgen 12—Steven J. Wyse
For Against Abstain For Against Abstain
2. To adopt a Long Term Incentive Plan (to replace the 2005 Long-Term Stock Incentive Plan, 3. An advisory vote on the appointment of the independent which is expiring by its terms) – The Board of Directors has adopted and recommends to the registered public accounting firm, BKD, LLP. shareholders approval and adoption of the 2015 Farmers & Merchants Long-Term Stock Incentive Plan that will allow the Company to continue to issue stock options, restricted stock and additional stock related compensation to its officers, employees and directors in an attempt
4. Other Business—To transact any other business which may to tie the compensation of such persons to the long term performance of the Company. properly come before the meeting or any adjournment of it.
B Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, Sign the full corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MMMMMMM1UPX 231921 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
02093C

Annual Meeting Materials are available on-line at: http://www.fm-bank.com/proxy(FMAO)fm2014/fm_info.cfm
qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
REVOCABLE PROXY — FARMERS & MERCHANTS BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS April 16, 2015 7:00 p.m.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James C. Saneholtz, and, Steven J. Wyse, or either of them, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of Farmers & Merchants Bancorp, Inc. registered in the name of the undersigned as of March 3, 2015, with all powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held in the Founders Hall at Sauder Village, State Route 2, Archbold, Ohio, on Thursday, April 16, 2015, at 7:00 P.M., (local time), and at any adjournments thereof, and to vote as noted below. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees noted below in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.
This proxy is solicited by management and, unless a choice is specified, confers authority to vote: “FOR” all nominees identified under Proposal 1; and “FOR” Proposal 2 and Proposal 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed.
This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.
PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.